                                                                   EXHIBIT 10(b)

================================================================================

                                 $1,500,000,000

                                     5-YEAR
                           SECOND AMENDED AND RESTATED
                COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY

                                      among

                               DELPHI CORPORATION,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                                 CITIBANK, N.A.,
                              as Syndication Agent,

                               BARCLAYS BANK PLC,
                        DEUTSCHE BANK SECURITIES INC. and
                                 HSBC BANK USA,
                             as Documentation Agents

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                            Dated as of June 18, 2004

                     --------------------------------------

         J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arrangers and Joint Bookrunners

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   Page
SECTION 1.   DEFINITIONS.........................................................................................    1

         1.1        Defined Terms................................................................................    1
         1.2        Other Definitional Provisions................................................................   18

SECTION 2.   AMOUNT AND TERMS OF THE FACILITIES..................................................................   18

         2.1        Amount and Terms of the U.S. Commitments.....................................................   18
         2.2        Amounts and Terms of the Multicurrency Commitments...........................................   20
         2.3        Competitive Borrowings.......................................................................   20
         2.4        Terms of Swing Line Commitment...............................................................   23
         2.5        Extension of Termination Date................................................................   26
         2.6        Termination or Reduction of Commitments......................................................   28
         2.7        Prepayments..................................................................................   28
         2.8        Conversion and Continuation Options..........................................................   29
         2.9        Minimum Amounts of Tranches..................................................................   30
         2.10       Repayment of Loans; Evidence of Debt.........................................................   30
         2.11       Interest Rates and Payment Dates.............................................................   31
         2.12       Facility Fee.................................................................................   33
         2.13       Computation of Interest and Fees.............................................................   33
         2.14       Inability to Determine Interest Rate.........................................................   34
         2.15       Pro Rata Treatment and Payments..............................................................   35
         2.16       Illegality...................................................................................   36
         2.17       Increased Costs..............................................................................   37
         2.18       Taxes........................................................................................   38
         2.19       Indemnity....................................................................................   39
         2.20       Notice of Amounts Payable; Relocation of Lending Office; Mandatory Assignment................   40

SECTION 3.   LETTERS OF CREDIT...................................................................................   41

         3.1        L/C Commitment...............................................................................   41
         3.2        Procedure for Issuance of Letter of Credit...................................................   41
         3.3        Fees and Other Charges.......................................................................   42
         3.4        L/C Participations...........................................................................   42
         3.5        Reimbursement Obligation of the Borrower.....................................................   43
         3.6        Obligations Absolute.........................................................................   43
         3.7        Letter of Credit Payments....................................................................   43
         3.8        Applications.................................................................................   44

SECTION 4.   REPRESENTATIONS AND WARRANTIES......................................................................   44

         4.1        Financial Condition..........................................................................   44
         4.2        Corporate Existence; Compliance with Law.....................................................   44

                                                                                                                    Page
         4.3        Corporate Power; Authorization; Enforceable Obligations......................................   44
         4.4        No Legal Bar; No Default.....................................................................   45
         4.5        No Material Litigation.......................................................................   45
         4.6        Federal Regulations..........................................................................   45
         4.7        Investment Company Act.......................................................................   45
         4.8        ERISA........................................................................................   45
         4.9        No Material Misstatements....................................................................   45
         4.10       Environmental Matters........................................................................   46
         4.11       Subsidiaries.................................................................................   46
         4.12       Purpose of Loans.............................................................................   46

SECTION 5.   CONDITIONS PRECEDENT................................................................................   46

         5.1        Conditions to Effectiveness..................................................................   46
         5.2        Conditions to Each Extension of Credit.......................................................   47

SECTION 6.   AFFIRMATIVE COVENANTS...............................................................................   48

         6.1        Financial Statements.........................................................................   48
         6.2        Certificates; Other Information..............................................................   48
         6.3        Notices......................................................................................   49
         6.4        Conduct of Business and Maintenance of Existence.............................................   49
         6.5        Books and Records............................................................................   49
         6.6        Environmental Laws...........................................................................   49

SECTION 7.   NEGATIVE COVENANTS..................................................................................   49

         7.1        Consolidated Leverage Ratio..................................................................   49
         7.2        Indebtedness.................................................................................   50
         7.3        Liens  ......................................................................................   50
         7.4        Sale-Leasebacks..............................................................................   50
         7.5        Merger, Consolidation, etc...................................................................   51

SECTION 8.   EVENTS OF DEFAULT...................................................................................   51

SECTION 9.   THE ADMINISTRATIVE AGENT............................................................................   53

         9.1        Appointment..................................................................................   53
         9.2        Delegation of Duties.........................................................................   53
         9.3        Exculpatory Provisions.......................................................................   53
         9.4        Reliance by Administrative Agent.............................................................   54
         9.5        Notice of Default............................................................................   54
         9.6        Non-Reliance on Administrative Agent and Other Lenders.......................................   55
         9.7        Indemnification..............................................................................   55
         9.8        Administrative Agent in Its Individual Capacity..............................................   55
         9.9        Successor Administrative Agent...............................................................   56
         9.10       Syndication Agent and Documentation Agents...................................................   56

                                                                                                                    Page
SECTION 10.   MISCELLANEOUS......................................................................................   56

         10.1       Amendments and Waivers.......................................................................   56
         10.2       Notices......................................................................................   57
         10.3       No Waiver; Cumulative Remedies...............................................................   58
         10.4       Survival of Representations and Warranties...................................................   59
         10.5       Payment of Expenses and Taxes................................................................   59
         10.6       Successors and Assigns; Participations and Assignments.......................................   59
         10.7       Adjustments..................................................................................   63
         10.8       Loan Conversion/Participations...............................................................   63
         10.9       Counterparts.................................................................................   65
         10.10      Severability.................................................................................   66
         10.11      GOVERNING LAW................................................................................   66
         10.11      WAIVERS OF JURY TRIAL........................................................................   66
         10.13      Confidentiality..............................................................................   66
         10.14      USA PATRIOT Act..............................................................................   67

SCHEDULES

I        Commitments; Competitive Bid Lenders; Swing Line Lenders
II       Addresses for Notices
III      Administrative Schedule
4.11     Subsidiaries

EXHIBITS

A        Competitive Bid Request
B        Invitation for Competitive Bids
C        Competitive Bid
D        Competitive Bid Accept/Reject Letter
E        Assignment and Assumption
F-1      Opinion of Assistant General Counsel - Commercial & Transactional of
          the Borrower
F-2      Opinion of Heller Ehrman White & Mcauliffe LLP, New York counsel to the
          Borrower
F-3      Opinion of Simpson Thacher & Bartlett LLP

            SECOND AMENDED AND RESTATED COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY, dated as of June 18, 2004 (amending and restating the Amended and Restated Competitive Advance and Revolving Credit Facility dated as of June 23, 2000, which in turn amended and restated the Competitive Advance and Revolving Credit Facility dated as of January 4, 1999), among DELPHI CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), CITIBANK, N.A., as syndication agent (the "Syndication Agent"), BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC. and HSBC BANK USA, as documentation agents (collectively, the "Documentation Agents"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

            The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Adjusted Aggregate Committed Outstandings": with respect to each Lender, the Aggregate R/C Outstandings of such Lender, plus the amount of any participating interests purchased by such Lender pursuant to subsection 10.8, minus the amount of any participating interests sold by such Lender pursuant to subsection 10.8.

            "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent, requesting contact information and other administrative details for each Lender.

            "Administrative Schedule": Schedule III, which contains interest rate definitions and administrative information in respect of each Available Foreign Currency.

            "Aggregate Available Multicurrency Commitments": as at any date of determination with respect to all Multicurrency Lenders, an amount in Dollars equal to the Available Multicurrency Commitments of all Multicurrency Lenders on such date.

            "Aggregate Available U.S. Commitments": as at any date of determination with respect to all U.S. Lenders, an amount in Dollars equal to the Available U.S. Commitments of all U.S. Lenders on such date.

            "Aggregate Multicurrency Outstandings": as at any date of determination with respect to any Multicurrency Lender, an amount in the applicable Available Foreign Currencies equal to the aggregate unpaid principal amount of such Lender's Multicurrency Loans.

            "Aggregate R/C Outstandings": as at any date of determination with respect to any Lender, an amount in Dollars equal to the sum of (a) the Aggregate U.S. R/C Outstandings of such Lender and (b) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Lender.

            "Aggregate Total Outstandings": as at any date of determination with respect to any Lender, the sum of such Lender's Aggregate R/C Outstandings and such Lender's Competitive Loans then outstanding.

            "Aggregate U.S. Commitments": the aggregate amount of the U.S. Commitments of all the Lenders. As of the date of this Agreement, the Aggregate U.S. Commitments are U.S.$1,500,000,000.

            "Aggregate U.S. R/C Outstandings": as at any date of determination with respect to any U.S. Lender, an amount in Dollars equal to the sum of
      (a) the aggregate unpaid principal amount of such U.S. Lender's U.S. Revolving Credit Loans on such date, (b) such U.S. Lender's U.S. Commitment Percentage of the aggregate unpaid principal amount of all Swing Line Loans denominated in Dollars on such date, (c) such U.S. Lender's U.S. Commitment Percentage of the Dollar Equivalent of the aggregate unpaid principal amount of all Swing Line Loans denominated in Euro, Sterling and any Alternate Swing Line Foreign Currency on such date and (d) such U.S. Lender's U.S. Commitment Percentage of the aggregate L/C Obligations.

            "Agreement": this Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alternate Swing Line Foreign Currencies": Any available and freely-convertible non-Dollar currency other than Pounds Sterling and Euro, selected by the Borrower and approved by the Administrative Agent and all of the Swing Line Lenders.

            "Alternate Swing Line Currency Cost of Funds Loan": Swing Line Loans denominated in any Alternate Swing Line Foreign Currency the rate of interest applicable to which is based upon the Cost of Funds.

            "Applicable Margin": as defined in subsection 2.11(g).

            "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

            "Assignee": any assignee of a Lender's rights and obligations hereunder pursuant to an assignment entered into in accordance with subsection 10.6(b).

            "Assignment and Assumption": means an assignment entered into by a Lender and an Assignee, and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent and the Borrower.

            "Available Foreign Currencies": Pounds Sterling, Euro, and any other available and freely-convertible non-Dollar currency selected by the Borrower and approved by the Administrative Agent and the Majority Multicurrency Lenders in the manner described in subsection 10.1(b).

            "Available Multicurrency Commitment": as at any date of determination with respect to any Multicurrency Lender (after giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made on such date pursuant to subsection 2.1(c)), an amount in U.S. Dollars equal to the lesser of (a) the excess, if any, of (i) the amount of such Multicurrency Lender's Multicurrency Commitment in effect on such date over (ii) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender on such date and
      (b) the excess, if any, of (i) the amount of such Multicurrency Lender's U.S. Commitment in effect on such date over (ii) the Aggregate R/C Outstandings of such Multicurrency Lender on such date.

            "Available U.S. Commitment": as at any date of determination with respect to any U.S. Lender (after giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made on such date pursuant to subsection 2.1(c)), an amount in Dollars equal to the excess, if any, of (a) the amount of such U.S. Lender's U.S. Commitment in effect on such date over (b) the Aggregate R/C Outstandings of such U.S. Lender on such date.

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrowing": a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to subsection 2.3).

            "Borrowing Date": a date on which a Borrowing is made hereunder.

            "Business Day": (a) when such term is used in respect of a day on which a Loan in an Available Foreign Currency is to be made, a payment is to be made in respect of such Loan, a Spot Exchange Rate is to be set in respect of such Available Foreign Currency or any other dealing in such Available Foreign Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in (x) the city which is the principal financial center of the country of issuance of such Available Foreign Currency (or, in the case of Multicurrency Loans and Swing Line Loans in Pounds Sterling, Paris) or (y) in the case of Euro only, Frankfurt am Main, Germany (or such other principal financial center as the Administrative Agent may from time to time designate for this purpose) and (b) when such term is used in any context in this Agreement (including as described in the foregoing clause (a), such term shall mean a day which, in addition to complying with any applicable requirements set forth in the foregoing clause (a), is a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used for the purpose of determining the date on which the Eurocurrency Rate is determined under this Agreement for any Multicurrency Loan denominated in Euro for any Interest Period therefor and for purposes of determining the first and last day of any such Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.

            "Closing Date": the date hereof, provided that each of the conditions precedent set forth in subsection 5.1 shall have been satisfied.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Committed Outstandings Percentage": on any date with respect to any Lender, the percentage which the Adjusted Aggregate Committed Outstandings of such Lender constitutes of the Adjusted Aggregate Committed Outstandings of all Lenders.

            "Commitments": the collective reference to the U.S. Commitments and the Multicurrency Commitments.

            "Commitment Period": as to any Lender, the period from and including the date hereof to but not including the Termination Date, as such date may be extended from time to time with respect to such Lender in accordance with subsection 2.5, or such earlier date on which the Commitments shall terminate as provided herein.

            "Competitive Bid": an offer by a Lender to make a Competitive Loan pursuant to subsection 2.3.

            "Competitive Bid Accept/Reject Letter": a notification made by the Borrower pursuant to subsection 2.3(f) in the form of Exhibit D.

            "Competitive Bid Lenders": the U.S. Lenders specified on Schedule I, as such Schedule is modified from time to time to add additional Competitive Bid Lenders with the consent of the Borrower, as being "Competitive Bid Lenders".

            "Competitive Bid Rate": as to any Competitive Bid made by a U.S. Lender pursuant to subsection 2.3, (i) in the case of a Eurodollar Rate Competitive Loan, the Eurodollar Rate plus (or minus) the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the U.S. Lender making such Competitive Bid.

            "Competitive Bid Request": a request made pursuant to subsection 2.3(b) in the form of Exhibit A.

            "Competitive Borrowing": a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the U.S. Lender or U.S. Lenders whose Competitive Bids for such Borrowing have been accepted by a Borrower under the bidding procedure described in subsection 2.3.

            "Competitive Loan": a Loan (which shall be a Eurodollar Rate Competitive Loan or a Fixed Rate Loan denominated in Dollars) made by a U.S. Lender pursuant to the bidding procedure described in subsection 2.3.

            "Confidential Information Memorandum": the Confidential Information Memorandum dated May 2004 and furnished to the Lenders.

            "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense (other than interest expense or discount during such period attributable to Permitted Receivables Financing with an aggregate principal amount not in excess of $1,500,000,000), (c) amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (f) any extraordinary, unusual or non-recurring non-cash expenses or losses, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and (b) any extraordinary, unusual or non-recurring income or gains, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period may, at the option of the Borrower, be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this paragraph, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that involves the payment of consideration (including, without limitation, the assumption of debt) by the Borrower and its Subsidiaries in excess of $10,000,000.

            "Consolidated Leverage Ratio": as at the end of any fiscal quarter, the ratio of (a) Consolidated Total Debt on such day (other than any Permitted Receivables Financing outstanding on such date in an aggregate principal amount not to exceed $1,500,000,000 and any other Non-Recourse Debt not related to accounts receivable of the Borrower or any of its Subsidiaries) to (b) Consolidated EBITDA for the four fiscal quarter period ending on such day.

            "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Total Assets": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

            "Consolidated Total Debt": at any date and without duplication, (i) the aggregate principal amount of (i) all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis and (ii) all guarantees by the Borrower or any of its Subsidiaries of Indebtedness on a consolidated basis of any other Person (other than the Borrower or a Subsidiary) at such date.

            "Continuing Lenders": as defined in subsection 2.5(a).

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Conversion Date": any date on which either (a) an Event of Default under Section 8(g) has occurred or (b) the Commitments shall have been terminated prior to the Termination Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Section 8.

            "Converted Loans": as defined in subsection 10.8(a).

            "Cost of Funds": the rate of interest per annum maintained by the Swing Line Lender that has advanced or is owed the relevant amount as the rate of interest reasonably determined by such Swing Line Lender (after consultation with the Borrower, if practicable) to reflect the cost of funds in respect of which such determination is made.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Dollar Equivalent": on any date of determination, with respect to any amount in any Available Foreign Currency or Alternate Swing Line Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Spot Exchange Rate with respect to such Available Foreign Currency or Alternate Swing Line Foreign Currency, as the case may be, then in effect.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EMU Legislation": legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters relating to the environment.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
      (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Euro" and "(euro)": the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds.

            "Euro Cost of Funds Loan": Swing Line Loans denominated in Euros the rate of interest applicable to which is based upon the Cost of Funds.

            "Eurocurrency Rate": with respect to each Interest Period pertaining to a Multicurrency Loan, the Eurocurrency Rate determined for such Interest Period and the Available Foreign Currency in which such Multicurrency Loan is denominated in the manner set forth in the Administrative Schedule.

            "Eurocurrency Liabilities": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurocurrency Reserve Rate": with respect to each day during each Interest Period pertaining to a Multicurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                Eurocurrency Rate
                         -------------------------------
                         1.00 - Eurocurrency Liabilities

            "Eurodollar Rate Borrowing": a Borrowing comprised of Eurodollar Rate Loans.

            "Eurodollar Rate Competitive Loan": any Competitive Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

            "Eurodollar Rate Loan": any Eurodollar Rate Competitive Loan or Eurodollar Revolving Credit Loan.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Rate Loan to be outstanding during such Interest Period.

            "Eurodollar Reserve Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 Eurodollar Rate
                         -------------------------------
                         1.00 - Eurocurrency Liabilities

            "Eurodollar Revolving Credit Loan": any U.S. Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

            "Event of Default": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Existing 364-Day Facility": The 364-Day Fifth Amended and Restated Competitive Advance and Revolving Credit Facility, dated as of June 20, 2003 (as amended and in effect on the date immediately preceding the date hereof), among the Borrower and the lenders from time to time parties thereto.

            "Extended Termination Date": as defined in subsection 2.5(a).

            "Extension Date": as defined in subsection 2.5(a).

            "Extension Notice": as defined in subsection 2.5(a).

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day of such rates on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Financial Officer": with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer or assistant treasurer of such Person.

            "First Lender": as defined in subsection 10.8(b).

            "Fixed Rate Borrowing": a Borrowing comprised of Fixed Rate Loans.

            "Fixed Rate Loan": any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Lender making such Loan in its Competitive Bid.

            "Funding Commitment Percentage": as at any date of determination (after giving effect to the making and payment of any Loans made on such date pursuant to subsection 2.1(c)), with respect to any U.S. Lender, that percentage which the Available U.S. Commitment of such U.S. Lender then constitutes of the Aggregate Available U.S. Commitments.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time and as applied by the Borrower in the preparation of its most recent financial statements delivered pursuant to subsection 4.1(b); provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government including, without limitation, the European Central Bank.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Indebtedness": of any Person at any date, the amount outstanding on such date under notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (including, without limitation, indebtedness for borrowed money evidenced by a loan account).

            "Intercompany Sale-Leasebacks": Sale-Leasebacks involving leases between the Borrower and a Subsidiary or between Subsidiaries.

            "Interest Payment Date": (a) as to any ABR Loan, Euro Cost of Funds Loan or Sterling Cost of Funds Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and on the date such Loan is paid in full, (b) as to any Eurodollar Rate Loan, Fixed Rate Loan or Multicurrency Loan having an Interest Period of three months or 90 days, as the case may be, or less, the last day of the Interest Period applicable thereto and (c) as to any Eurodollar Rate Loan, Fixed Rate Loan or Multicurrency Loan, having an Interest Period longer than three months or 90 days, as the case may be, each day which is three months or 90 days, as the case may be, and any multiple thereof, after the first day of the Interest Period applicable thereto; provided that, in addition to the foregoing, each of (x) the date upon which both the Commitments have been terminated and the Loans have been paid in full and
      (y) the Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

            "Interest Period": (a) with respect to any Eurodollar Rate Loan or Multicurrency Loan:

                  (i) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Rate Loan or Multicurrency Loan and ending one, two, three or six (or if available to all the Lenders (or, in the case of Eurodollar Rate Competitive Loans, the Lender making such Loans) nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan or Multicurrency Loan and ending one, two, three or six (or if available to all the Lenders (or, in the case of Eurodollar Rate Competitive Loans, the Lender making such Loans) nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and

            (b) with respect to any Fixed Rate Loan, the period commencing on the borrowing date with respect to such Fixed Rate Loan and ending such number of days thereafter (which shall be not less than seven days or more than 180 days after the date of such borrowing) as selected by the Borrower in its Competitive Bid Request given with respect thereto;

      provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Eurodollar Rate Loan or Multicurrency Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (3) any Interest Period applicable to a Eurodollar Rate Loan or Multicurrency Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date.

            "Invitation for Competitive Bids": an invitation made by the Borrower pursuant to subsection 2.3(c) in the form of Exhibit B.

            "issuance": as defined in subsection 3.1(a).

            "Issuing Lender": the collective reference to JPMCB or any of its affiliates, in its capacity as issuer of any Letter of Credit.

            "JPMCB" JPMorgan Chase Bank.

            "L/C Commitment": $250,000,000.

            "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Commitment Period.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

            "L/C Participants": the collective reference to all the U.S. Lenders other than the Issuing Lender.

            "Lender": a U.S. Lender or a Multicurrency Lender, as the context shall require; collectively, the "Lenders."

            "Letters of Credit": as defined in subsection 3.1(a).

            "Level I Status": exists at any date if, at such date, the Borrower has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is either rated A- or better by S&P or A3 or better by Moody's (it being understood that the higher rating prevails); provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agency or such substitute rating agency.

            "Level II Status": exists at any date if, at such date, Level I Status does not exist and the Borrower has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is either rated BBB+ or better by S&P or Baa1 or better by Moody's (it being understood that the higher rating prevails); provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agency or such substitute rating agency.

            "Level III Status": exists at any date if, at such date, neither Level I Status nor Level II Status exists and the Borrower has senior unsecured long-term debt outstanding, without third party credit enhancement, which is either rated BBB or better by S&P or Baa2 or better by Moody's (it being understood that the higher rating prevails); provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agency or such substitute rating agency.

            "Level IV Status": exists at any date if, at such date, none of Level I Status, Level II Status or Level III Status exists and the Borrower has senior unsecured long-term debt outstanding, without third party credit enhancement, which is either rated BBB- or better by S&P or Baa3 or better by Moody's (it being understood that the higher rating prevails); provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agency or such substitute rating agency.

            "Level V Status": exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

            "Lien": any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

            "Loan": a Competitive Loan, a U.S. Revolving Credit Loan, a Multicurrency Loan or a Swing Line Loan, as the context shall require; collectively, the "Loans."

            "Loans to be Converted": as defined in subsection 10.8(a).

            "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

            "Majority Lenders": (a) at any time prior to the termination of the U.S. Commitments, the Majority U.S. Lenders; and (b) at any time after the termination of the U.S. Commitments, Lenders whose Aggregate Total Outstandings aggregate more than 50% of the Aggregate Total Outstandings of all Lenders; provided that for purposes of this definition the Aggregate Total Outstandings of each Lender shall be adjusted up or down so as to give effect to any participations purchased or sold pursuant to subsection 10.8.

            "Majority Multicurrency Lenders": at any time, Multicurrency Lenders whose Multicurrency Commitment Percentages aggregate more than 50%.

            "Majority U.S. Lenders": at any time, U.S. Lenders whose U.S. Commitment Percentages aggregate more than 50%.

            "Margin": as to any Eurodollar Rate Competitive Loan, the margin to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

            "Material Adverse Effect": a material adverse effect on (a) the financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder.

            "Material Agreements": the material contracts of the Borrower, as such term is defined in Item 601 of SEC Regulation S-K (excluding agreements with officers and directors) and included in Borrower's most recently filed Form 10-K.

            "Moody's": Moody's Investors Service, Inc. and its successors.

            "Multicurrency Commitment": as to any Multicurrency Lender at any time, its obligation to make Multicurrency Loans to the Borrower in an aggregate amount in Available Foreign Currencies of which the Dollar Equivalent does not exceed at any time outstanding the lesser of (a) the amount set forth opposite such Multicurrency Lender's name in Schedule I under the heading "Multicurrency Commitment", and (b) the U.S. Commitment of such Multicurrency Lender, in each case as such amount may be changed from time to time pursuant to the terms hereof. As of the date of this Agreement, the maximum aggregate amount of the Multicurrency Commitments of the Multicurrency Lenders is U.S.$750,000,000.

            "Multicurrency Commitment Percentage": as to any Multicurrency Lender at any time, the percentage which such Multicurrency Lender's Multicurrency Commitment then constitutes of the aggregate Multicurrency Commitments (or, if the Multicurrency Commitments have terminated or expired, the percentage which (a) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender at such time constitutes of (b) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of all Multicurrency Lenders at such time).

            "Multicurrency Lender": each Lender having an amount greater than zero set forth opposite such Lender's name in Schedule I under the heading "Multicurrency Commitment."

            "Multicurrency Loans": as defined in subsection 2.2(a).

            "Non-Extending Lenders": as defined in subsection 2.5(a).

            "Non-Multicurrency Lender": each U.S. Lender which is not a Multicurrency Lender.

            "Non-Recourse Debt": all Indebtedness which, in accordance with GAAP, is not required to be recognized on a consolidated balance sheet of the Borrower as a liability.

            "Notice of Multicurrency Loan Borrowing": with respect to a Multicurrency Loan, a notice from the Borrower in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Borrowing in respect of the currency of such Loan in the Administrative Schedule.

            "Original Closing Date": January 4, 1999.

            "Other Lender": as defined in subsection 10.8(b).

            "Participant": as defined in subsection 10.6(c).

            "Participating Member State": each state as described in any EMU Legislation.

            "Permitted Receivables Financing": at any date of determination, the aggregate amount of any Non-Recourse Debt outstanding on such date relating to securitizations or other similar off-balance sheet financings of accounts receivable of the Borrower or any of its Subsidiaries.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Prime Rate": the rate of interest per annum equal to the prime rate publicly announced by the majority of the Reference Lenders as its prime rate (or similar base rate) in effect at its principal office.

            "Quotation Day": in respect of the determination of the Eurocurrency Rate for any Interest Period for Multicurrency Loans in any Available Foreign Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market (or, if such Available Foreign Currency is Pounds Sterling, in the Paris interbank market) for deposits in such Available Foreign Currency for delivery on the first day of such Interest Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates. On the date hereof, the Quotation Day in respect of any Interest Period for any Available Foreign Currency (other than Euros) is customarily the last London Banking Day prior to the beginning of such Interest Period which is (a) at least two London Banking Days prior to the beginning of such Interest Period and (b) a day on which banks are open for general banking business in the city which is the principal financial center of the country of issue of such Available Foreign Currency (and, in the case of Pounds Sterling, in Paris); and the Quotation Day in respect of any Interest Period for Euros is the day which is two Target Operating Days prior to the first day of such Interest Period.

            "Reference Lenders": JPMCB, Barclays Bank PLC, Citibank, N.A., Deutsche Bank AG New York Branch and HSBC Bank USA.

            "Refunded Swing Line Loans": as defined in subsection 2.4(b).

            "Refunding Date": as defined in subsection 2.4(b).

            "Register": as defined in subsection 10.6(d).

            "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

            "Related Parties": means, with respect to any specified Person, such Person's affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's affiliates.

            "Requested Multicurrency Loans": as defined in subsection 2.1(c).

            "Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Sale-Leasebacks": as defined in subsection 7.4.

            "S&P": Standard & Poor's Ratings Services and its successors.

            "Significant Subsidiary": as defined in Rule 1-02 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission and included in the Borrower's most recently filed Form 10-K.

            "Spot Exchange Rate": with respect to any Available Foreign Currency or Alternate Swing Line Foreign Currency on a particular date, the rate at which such Available Foreign Currency or Alternate Swing Line Foreign Currency, as the case may be, may be exchanged into Dollars in London, as set forth on the relevant page of the Telerate Screen applicable to such Available Foreign Currency or Alternate Swing Line Foreign Currency, as the case may be, as reasonably determined by the Administrative Agent. In the event that such rate does not appear on any such page, the Spot Exchange

      Rate with respect to such Available Foreign Currency or Alternate Swing Line Foreign Currency, as the case may be, shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Spot Exchange Rate shall instead be determined by reference to the Administrative Agent's spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of such Available Foreign Currency or Alternate Swing Line Foreign Currency, as the case may be, are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Available Foreign Currency or Alternate Swing Line Foreign Currency, as the case may be, for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Spot Exchange Rate can be determined as set forth above, the Administrative Agent may use any reasonable method it deems applicable (after consultation with the Borrower if practicable) to determine such rate, and such determination shall be conclusive absent manifest error.

            "Status": as to the Borrower, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

            "Sterling" and "(pound)": pounds Sterling in lawful currency of the United Kingdom.

            "Sterling Cost of Funds Loan": Swing Line Loans denominated in Sterling the rate of interest applicable to which is based upon the Cost of Funds.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person, or by one or more Subsidiaries, or by such Person and one or more Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Swing Line Commitment": the obligation of the Swing Line Lenders to make Swing Line Loans pursuant to subsection 2.4 in an aggregate principal amount for all Swing Line Loans of all Swing Line Lenders at any one time outstanding not to exceed $500,000,000.

            "Swing Line Lenders": JPMCB and the other Lenders specified on
      Schedule I along with the corresponding allocations of the Swing Line Commitment for each such Lender, as such Schedule is modified from time to time to adjust such allocations and add additional Swing Line Lenders selected by the Borrower and acceptable to the Administrative Agent as being "Swing Line Lenders".

            "Swing Line Loans": as defined in subsection 2.4(a).

            "Swing Line Participation Amount": as defined in subsection 2.4(b).

            "Target Operating Day": any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

            "Termination Date": June 18, 2009, as such date may be extended from time to time in accordance with subsection 2.5.

            "Tranche": the collective reference to Eurodollar Rate Loans or Multicurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Transferee": as defined in subsection 10.6(e).

            "Treaty": the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1987 and the Maastricht Treaty (the Treaty on European Union) (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may, from time to time, be further amended, supplemented or otherwise modified.

            "Type": as to any U.S. Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Rate Loan, and as to any Competitive Loan, its nature as a Eurodollar Rate Competitive Loan or a Fixed Rate Loan.

            "Uniform Customs": in the case of (a) standby letters of credit, the International Standby Practices -- ISP 98 (1998), International Chamber of Commerce Publication No. 590, as the same may be amended or revised from time to time and (b) commercial letters of credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or revised from time to time.

            "U.S. Commitment": as to any U.S. Lender, the obligation of such U.S. Lender to make U.S. Revolving Credit Loans to the Borrower and participate in Swing Line Loans and Letters of Credit hereunder in an aggregate principal and/or stated amount at any one time outstanding not to exceed the Dollar amount set forth opposite such U.S. Lender's name on
      Schedule I under the heading U.S. Commitment, as the same may be changed from time to time pursuant to the terms hereof.

            "U.S. Commitment Percentage": as to any U.S. Lender at any time, the percentage which such U.S. Lender's U.S. Commitment then constitutes of the aggregate U.S. Commitments of all U.S. Lenders (or, if the U.S. Commitments have terminated or expired, the percentage which (a) the sum of the Aggregate U.S. R/C Outstandings and the Competitive Loans of such U.S. Lender at such time then constitutes of (b) the sum of the Aggregate U.S. R/C Outstandings and the Competitive Loans of all U.S. Lenders at such time).

            "U.S. Lenders": the banks and other financial institutions from time to time holding U.S. Commitments.

            "U.S. Revolving Credit Loans": as defined in subsection 2.1(a).

            "Utilization": as of the last day of any fiscal quarter of the Borrower, the percentage equivalent of a fraction (i) the numerator of which is the sum of (a) the average daily principal amount of Loans (or the Dollar Equivalent thereof) outstanding (after giving effect to any borrowing or payment on such date) during such quarter and (b) the average daily face amount of Letters of Credit outstanding during such quarter and
      (ii) the denominator of which is the average daily amount of the aggregate Commitments of all Lenders during such quarter, after giving effect to any reduction of the Commitments on such day. For purposes of subsection 2.11(f), if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each day on or after the date of such termination shall be deemed to be greater than 66%.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

            (b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 SECTION 2. AMOUNT AND TERMS OF THE FACILITIES

            2.1 Amount and Terms of the U.S. Commitments.

            (a) U.S. Commitments. (i) Subject to the terms and conditions hereof, each U.S. Lender severally agrees to make revolving credit loans in Dollars ("U.S. Revolving Credit Loans") to the Borrower from time to time during the Commitment Period so long as after giving effect thereto (x) the Available U.S. Commitment of each U.S. Lender is greater than or equal to zero and (y) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Commitments. During the Commitment Period the Borrower may use the U.S. Commitments by borrowing, prepaying the U.S. Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (ii) The U.S. Revolving Credit Loans may from time to time be (A) Eurodollar Rate Loans, (B) ABR Loans or (C) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.1(b) and 2.8; provided that no U.S. Revolving Credit Loan shall be made as a Eurodollar Rate Loan after the day that is one month prior to the Termination Date.

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                                                                              19

            (b) Procedure for U.S. Revolving Credit Borrowing. The Borrower may borrow U.S. Revolving Credit Loans under the U.S. Commitments during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (i) three Business Days prior to the requested borrowing date, if all or any part of the requested U.S. Revolving Credit Loans are to be Eurodollar Rate Loans, or (ii) one Business Day prior to the requested borrowing date, otherwise), specifying (A) the amount to be borrowed, (B) the requested borrowing date, (C) whether the Borrowing is to be of Eurodollar Rate Loans, ABR Loans or a combination thereof and (D) if the Borrowing is to be entirely or partly of Eurodollar Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each Borrowing under the U.S. Commitments shall be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make an amount equal to its Funding Commitment Percentage of the principal amount of each Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 a.m., New York City time, on the borrowing date requested by the Borrower in funds immediately available to the Administrative Agent. Such Borrowing will then immediately be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the U.S. Lenders and in like funds as received by the Administrative Agent.

            (c) Borrowings of U.S. Revolving Credit Loans and Refunding of Loans. If on any Borrowing Date on which the Borrower has requested the Multicurrency Lenders to make Multicurrency Loans (the "Requested Multicurrency Loans"), (i) the principal amount of the Requested Multicurrency Loans to be made by any Multicurrency Lender exceeds the Available Multicurrency Commitment of such Multicurrency Lender on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection 2.1(c) on such Borrowing Date) and (ii) the Dollar Equivalent of the amount of such excess is less than or equal to the Aggregate Available U.S. Commitments of all Non-Multicurrency Lenders (before giving effect to the making and payment of any Loans pursuant to this subsection 2.1(c) on such Borrowing Date), each Non-Multicurrency Lender shall make a U.S. Revolving Credit Loan to the Borrower on such Borrowing Date, and the proceeds of such U.S. Revolving Credit Loans shall be simultaneously applied to repay outstanding U.S. Revolving Credit Loans of the Multicurrency Lenders in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from the Multicurrency Lenders of the Requested Multicurrency Loans, the Committed Outstandings Percentage of each U.S. Lender will equal (as nearly as possible) the percentage which such U.S. Lender's U.S. Commitment then constitutes of the Aggregate U.S. Commitments of all U.S. Lenders. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such U.S. Revolving Credit Loans shall be made available by each Non-Multicurrency Lender to the Administrative Agent at its office specified in subsection 10.2 in U.S. Dollars and in immediately available funds and the Administrative Agent shall apply the proceeds of such U.S. Revolving Credit Loans toward repayment of outstanding U.S. Revolving Credit Loans and/or Multicurrency Loans of the Multicurrency Lenders and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) the Multicurrency Lenders shall, in accordance with the applicable

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                                                                              20

provisions hereof, make the Requested Multicurrency Loans in an aggregate amount equal to the amount so requested by the Borrower (but not in any event greater than the Aggregate Available Multicurrency Commitments after giving effect to the making of such repayment of any Loans on such Borrowing Date) and (II) the Borrower shall pay to the Administrative Agent for the account of the Lenders whose Loans to the Borrower are repaid on the Borrowing Date pursuant to this subsection 2.1(c) all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 2.19 in connection with such repayment.

            2.2 Amounts and Terms of the Multicurrency Commitments.

            (a) Multicurrency Commitments. Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees to make revolving credit loans (each, a "Multicurrency Loan") in any Available Foreign Currency to the Borrower from time to time during the Commitment Period so long as after giving effect thereto (A) the Available Multicurrency Commitment of such Multicurrency Lender is greater than or equal to zero, (B) the Dollar Equivalent of the Aggregate Multicurrency Outstandings for all Multicurrency Lenders does not exceed $750,000,000 and (C) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Commitments. During the Commitment Period, the Borrower may use the Multicurrency Commitments by borrowing, prepaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) Procedure for Multicurrency Borrowing. The Borrower may request the Multicurrency Lenders to make Multicurrency Loans during the Commitment Period on any Business Day by delivering an irrevocable Notice of Multicurrency Loan Borrowing. Each borrowing under the Multicurrency Commitments shall be in an amount in an Available Foreign Currency of which the Dollar Equivalent is equal to at least $10,000,000 (or, if the then Aggregate Available Multicurrency Commitments are less than $10,000,000, such lesser amount). Upon receipt of any such Notice of Multicurrency Borrowing from the Borrower, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. Not later than the funding time for the relevant Available Foreign Currency set forth in the Administrative Schedule, each Multicurrency Lender shall make an amount equal to its Multicurrency Commitment Percentage of the principal amount of Multicurrency Loans requested to be made on such Borrowing Date available to the Administrative Agent at the funding office for the relevant Available Foreign Currency set forth in the Administrative Schedule in the relevant Available Foreign Currency and in immediately available funds. The amounts made available by each Multicurrency Lender will then be made available on such Borrowing Date to the Borrower at the funding office for the relevant Available Foreign Currency set forth in the Administrative Schedule and in like funds as received by the Administrative Agent.

            2.3 Competitive Borrowings.

            (a) The Competitive Bid Option. In addition to the U.S. Revolving Credit Loans which may be made available pursuant to subsection 2.1, the Borrower may, as set forth in this subsection 2.3, request the U.S. Lenders to make offers to make Competitive Loans to the Borrower during the Commitment Period. The U.S. Lenders may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.3.

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                                                                              21

            (b) Competitive Bid Request. When the Borrower wishes to request offers to make Competitive Loans under this subsection 2.3, it shall transmit to the Administrative Agent a Competitive Bid Request to be received no later than 12:00 Noon (New York City time) on (x) the fourth Business Day prior to the date of Borrowing proposed therein, in the case of a Borrowing of Eurodollar Rate Competitive Loans or (y) the Business Day immediately preceding the date of Borrowing proposed therein, in the case of a Fixed Rate Borrowing, specifying:

            (i) the proposed date of Borrowing, which shall be a Business Day,

            (ii) the aggregate principal amount of such Borrowing, which shall be $5,000,000 or a multiple of $1,000,000 in excess thereof,

            (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period contained in subsection 1.1, and

            (iv) whether the Borrowing then being requested is to be of Eurodollar Rate Competitive Loans or Fixed Rate Loans.

A Competitive Bid Request that does not conform substantially to the format of Exhibit A may be rejected by the Administrative Agent in its sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection. The Borrower may request offers to make Competitive Loans for more than one Interest Period in a single Competitive Bid Request. No Competitive Bid Request shall be given within three Business Days of any other Competitive Bid Request pursuant to which the Borrower has made a Competitive Borrowing.

            (c) Invitation for Competitive Bids. Promptly after its receipt of a Competitive Bid Request (but, in any event, no later than 3:00 p.m., New York City time, on the date of such receipt) conforming to the requirements of paragraph (b) above, the Administrative Agent shall send to each of the Competitive Bid Lenders an Invitation for Competitive Bids which shall constitute an invitation by the Borrower to each such Lender to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

            (d) Submission and Contents of Competitive Bids. (i) Each U.S. Lender to which an Invitation for Competitive Bids is sent may submit a Competitive Bid containing an offer or offers to make Competitive Loans in response to such Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this paragraph (d) and must be submitted to the Administrative Agent at its offices specified in subsection 10.2 not later than
(x) 9:30 a.m. (New York City time) on the third Business Day prior to the proposed date of Borrowing, in the case of a Borrowing of Eurodollar Rate Competitive Loans or (y) 9:30 a.m. (New York City time) on the date of the proposed Borrowing, in the case of a Fixed Rate Borrowing; provided that any Competitive Bids submitted by the Administrative Agent in the capacity of a U.S. Lender may only be submitted if the Administrative Agent notifies the Borrower of the terms of the offer or offers contained therein not later than fifteen minutes prior to the deadline for the other U.S. Lenders. A Competitive Bid submitted by a U.S. Lender pursuant to this paragraph (d) shall be irrevocable.

            (ii) Each Competitive Bid shall be in substantially the form of Exhibit C and shall specify:

            (A) the date of the proposed Borrowing,

            (B) the principal amount of the Competitive Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the U.S. Commitment of the quoting U.S. Lender, (x) must be in a minimum principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, (y) may not exceed the principal amount of Competitive Loans for which offers were requested and (z) may be subject to a limitation as to the maximum aggregate principal amount of Competitive Loans for which offers being made by such quoting U.S. Lender may be accepted,

            (C) in the case of a Borrowing of Eurodollar Rate Competitive Loans, the Margin offered for each such Competitive Loan, expressed as a percentage (specified in increments of 1/10,000th of 1%) to be added to or subtracted from such base rate,

            (D) in the case of a Fixed Rate Borrowing, the rate of interest per annum (specified in increments of 1/10,000th of 1%) offered for each such Competitive Loan, and

            (E) the identity of the quoting U.S. Lender.

A Competitive Bid may set forth up to five separate offers by the quoting U.S. Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids. Any Competitive Bid shall be disregarded by the Administrative Agent if the Administrative Agent determines that it: (A) is not substantially in the form of Exhibit C or does not specify all of the information required by subsection 2.3(d)(ii); (B) contains qualifying, conditional or similar language (except for a limitation on the maximum principal amount which may be accepted); (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids or
(D) arrives after the time set forth in subsection 2.3(d)(i).

            (e) Notice to Borrower. The Administrative Agent shall promptly (and, in any event, by 10:00 a.m., New York City time) notify the Borrower, by telecopy, of all the Competitive Bids made (including all disregarded bids), the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids (including all disregarded bids) to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this subsection 2.3.

            (f) Acceptance and Notice by Borrower. The Borrower may in its sole discretion, subject only to the provisions of this paragraph (f), accept or reject any Competitive Bid (other than any disregarded bid) referred to in paragraph (e) above. The Borrower shall notify the Administrative Agent by telephone, confirmed immediately thereafter by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it wishes to accept any or all of the bids referred to in paragraph (e) above not later than
(x) 10:30 a.m. (New York City time) on the third Business Day prior to the proposed date of Borrowing, in the case of

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                                                                              23

a Eurodollar Rate Competitive Loan or (y) 10:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of a Fixed Rate Borrowing; provided that:

            (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (e) above;

            (ii) the aggregate principal amount of the Competitive Bids accepted by the Borrower may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the Aggregate U.S. Commitments then in effect over the Aggregate Total Outstandings of all Lenders immediately prior to the making of such Competitive Loans (and after giving effect to the use of proceeds thereof),

            (iii) the principal amount of each Competitive Borrowing must be $5,000,000 or a multiple of $1,000,000 in excess thereof,

            (iv) unless there are any limitations contained in a quoting U.S. Lender's Competitive Bid, the Borrower may not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject any portion of a bid made at a lower Competitive Bid Rate for the same Interest Period, and

            (v) the Borrower may not accept any Competitive Bid that is disregarded by the Administrative Agent pursuant to subsection 2.3(d)(ii) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by the Borrower pursuant to this paragraph (f) shall be irrevocable.

            (g) Allocation by Administrative Agent. If offers are made by two or more U.S. Lenders with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such U.S. Lenders as nearly as possible (in integral multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.

            (h) Notification of Acceptance. The Administrative Agent shall promptly (and, in any event, by 11:00 a.m., New York City time) notify each bidding U.S. Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

            2.4 Terms of Swing Line Commitment.

            (a) Swing Line Commitment. (i) Subject to the terms and conditions hereof, each Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Commitments from time to time during the Commitment Period by making swing line loans in Dollars Euro, Sterling or any Alternate Swing Line Foreign Currency ("Swing Line Loans") to the Borrower; provided that (A) the sum of (x) the aggregate principal amount of Swing Line Loans denominated in Dollars and (y) the Dollar Equivalent of the

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                                                                              24

aggregate principal amount of Swing Line Loans denominated in Euro, Sterling and such Alternate Swing Line Foreign Currency, outstanding as at the date any Swing Line Loan is made shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with any Swing Line Lender's other outstanding U.S. Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (B) the Borrower shall not request, and no Swing Line Lender shall make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the Aggregate Available U.S. Commitments would be less than zero or the Aggregate Total Outstandings of all the Lenders would exceed the Aggregate U.S. Commitments; provided, further, that the Swing Line Lender shall not be required to (but it may) make a Swing Line Loan to refinance an outstanding Swing Line Loan. During the Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be ABR Loans, Euro Cost of Funds Loans, Sterling Cost of Funds Loans or Alternate Swing Line Foreign Currency Cost of Funds Loans only.

            (ii) The Borrower shall repay all outstanding Swing Line Loans on the Termination Date.

            (b) Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (i) Whenever the Borrower desires that a Swing Line Lender make Swing Line Loans it shall give such Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by such Swing Line Lender not later than 1:00 p.m., New York City time, in the case of Swing Line Loans denominated in Dollars, and 2:00 p.m., London time, in the case of Swing Line Loans denominated in Euro, Sterling or any Alternate Swing Line Foreign Currency (or such other time as the Administrative Agent and such Swing Line Lender may consent), on the proposed borrowing date), specifying (x) the amount and currency to be borrowed and (y) the requested borrowing date (which shall be a Business Day during the Commitment Period). A copy of each such notice shall be promptly furnished by the Borrower to the Administrative Agent. Subject to subsection 2.4(a), each borrowing under the Swing Line Commitment shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Swing Line Loans denominated in Dollars,
(euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof, in the case of Swing Line Loans denominated in Euro, (pound)5,000,000 or a whole multiple of (pound)1,000,000 in excess thereof, in the case of Swing Line Loans denominated in Sterling and in the case of Swing Line Loans denominated in such Alternate Swing Line Foreign Currency, an amount in such Alternate Swing Line Foreign Currency of which the Dollar Equivalent is equal to or greater than $5,000,000. Not later than 3:00 p.m., New York City time, in the case of Swing Line Loans denominated in Dollars, and 4:00 p.m., London time, in the case of Swing Line Loans denominated in Euro, Sterling and such Alternate Swing Line Foreign Currency, on the borrowing date specified in a notice in respect of Swing Line Loans, such Swing Line Lender shall make available to the Administrative Agent at its office specified in subsection 10.2 an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by such Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date by crediting the account of the Borrower on the books of such office in immediately available funds.

            (ii) Subject to subsection 2.4(b)(vii), each Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which

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                                                                              25

hereby irrevocably directs such Swing Line Lender to act on its behalf), on one Business Day's notice given by such Swing Line Lender no later than 12:00 Noon, New York City time, request each U.S. Lender to make, and each U.S. Lender hereby agrees to make, a U.S. Revolving Credit Loan, in an amount equal to such Lender's Funding Commitment Percentage of the aggregate amount of the Swing Line Loans made by such Swing Line Lender (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay such Swing Line Lender; provided, that unless any Swing Line Lender otherwise agrees in its sole discretion, any Swing Line Loan outstanding for five Business Days shall be automatically so refunded on such fifth Business Day. Each U.S. Lender shall make the amount of such U.S. Revolving Credit Loan available to the Administrative Agent at its office set forth in subsection 10.2 in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such U.S. Revolving Credit Loans shall be immediately applied by such Swing Line Lender to repay its Refunded Swing Line Loans.

            (iii) If prior to the time a U.S. Revolving Credit Loan would have otherwise been made pursuant to subsection 2.4(b)(ii), one of the events described in Section 8(g) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by a Swing Line Lender in its sole discretion, U.S. Revolving Credit Loans may not be made as contemplated by subsection 2.4(b)(ii), each U.S. Lender shall, on the date such U.S. Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.4(b)(ii) (the "Refunding Date"), purchase for cash an undivided participating interest in an amount equal to (A) its Funding Commitment Percentage times (B) the aggregate principal amount of Swing Line Loans of each Swing Line Lender then outstanding which were to have been repaid with such U.S. Revolving Credit Loans (the "Swing Line Participation Amount").

            (iv) Whenever, at any time after a Swing Line Lender has received from any U.S. Lender such U.S. Lender's Swing Line Participation Amount, such Swing Line Lender receives any payment on account of the Swing Line Loans of such Swing Line Lender, such Swing Line Lender will distribute to such U.S. Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S. Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such U.S. Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such U.S. Lender will return to such Swing Line Lender any portion thereof previously distributed to it by such Swing Line Lender.

            (v) Each U.S. Lender's obligation to make the Loans referred to in subsection 2.4(b)(ii) and to purchase participating interests pursuant to subsection 2.4(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other right which such U.S. Lender or the Borrower may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (C) any adverse change in the condition (financial or otherwise) of the Borrower; (D) any breach of this Agreement by the Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

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                                                                              26

            (vi) Within two Business Days following the last day of each calendar month, each Swing Line Lender shall deliver to the Administrative Agent and the Borrower a statement showing the average daily principal amount of the Swing Line Loans outstanding during the calendar quarter most recently ended.

            (vii) The Borrower hereby irrevocably and unconditionally authorizes each Swing Line Lender immediately prior to the time that any Swing Line Loan is to be refunded pursuant to subsection 2.4(b)(ii) or a participating interest is to be purchased pursuant to subsection 2.4(b)(iii) to convert into Dollars (at the actual exchange rate then available to it, provided that it shall use its reasonable best efforts to obtain a rate as least as favorable to the Borrower as the Spot Exchange Rate) all amounts then owing to it on account of any Swing Line Loan denominated in Euro, Sterling and any Alternate Swing Line Foreign Currency. Such Swing Line Lender and each U.S. Lender hereby irrevocably and unconditionally agrees that (A) no U.S. Lender shall have any obligation to make any U.S. Revolving Credit Loans pursuant to subsection 2.4(b)(ii) or purchase any participating interests in Swing Line Loans pursuant to subsection 2.4(b)(iii) on account of such Euro-denominated, Sterling-denominated or such Alternate Swing Line Foreign Currency-denominated Swing Line Loans until such time as such Swing Line Lender has effected the conversion described above and provided written notice to the Administrative Agent (which shall promptly forward such notice to the Lenders) of the amount of Dollars owing to it as a result of such conversion and (B) from and after the date upon which such conversion is effected, the obligations of the U.S. Lenders under clauses (ii) and (iii) of subsection 2.4(b) shall be satisfied only by the payment to such Swing Line Lender of such U.S. Lender's U.S. Commitment Percentage of the amount of Dollars so notified to the Administrative Agent.

            (viii) Subject to the terms of this Agreement, the Borrower may, at any time and from time to time, prepay a Euro Cost of Funds Loan in Euro, a Sterling Cost of Funds Loan in Sterling or any Alternate Swing Line Foreign Currency Cost of Funds Loan in such Alternate Swing Line Foreign Currency, other than with the proceeds of another Swing Line Loan.

            2.5 Extension of Termination Date.

            (a) The Borrower may, by written notice to the Administrative Agent (such notice being an "Extension Notice") given at any time, from time to time but in any event, no later than sixty days prior to the Termination Date (the date of such notice, the "Notice Date"), request the Lenders to consider an extension of the then applicable Termination Date to a date specified in the Extension Notice (the "Extended Termination Date"). The Administrative Agent shall promptly transmit any Extension Notice to each Lender. Each Lender shall notify the Administrative Agent whether it wishes to extend the then applicable Termination Date no later than twenty days after the Notice Date, and any such notice given by a Lender to the Administrative Agent, once given, shall be irrevocable as to such Lender. The Administrative Agent shall promptly notify the Borrower of each Lender's notice that it wishes to extend (each, an "Extension Acceptance Notice"). At the end of such twenty day period, the Borrower may, at its option, elect to extend the period in which Extension Acceptance Notices may be received for an additional twenty days. Any Lender which does not expressly notify the Administrative Agent during such twenty day period or forty day period, as the case may be, that it wishes to so extend the then applicable Termination Date shall be deemed to have rejected the Borrower's request for extension of such Termination Date. Lenders consenting to extend the then applicable Termination Date are hereinafter referred to as "Continuing Lenders", and Lenders declining to consent to extend such Termination Date (or Lenders deemed to have so declined) are hereinafter referred to as "Non-Extending Lenders". If the Majority Lenders have elected (in their sole and absolute discretion) to so extend the Termination Date, the Administrative Agent shall notify the Borrower of such election by such Majority Lenders no later than five days after the date when Extension Acceptance Notices are due, and effective on the date of such notice by the Administrative Agent to the Borrower (the "Extension Date"), the Termination Date shall be automatically and immediately so extended to the Extended Termination Date. No extension will be permitted hereunder without the consent of the Majority Lenders and in no event shall the period from the Extension Date to the Extended Termination Date exceed five years. Upon the delivery of an Extension Notice and upon the extension of the Termination Date pursuant to this subsection 2.5, the Borrower shall be deemed to have represented and warranted on and as of the Notice Date and the Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation to extend the Termination Date, and each Lender may at its option, unconditionally and without cause, decline to extend the Termination Date.

            (b) If the Termination Date shall have been extended in accordance with subsection 2.5(a), all references herein to the "Termination Date" shall refer to the Extended Termination Date.

            (c) If any Lender shall determine not to extend the Termination Date as requested by any Extension Notice given by the Borrower pursuant to subsection 2.5(a), the Commitment of such Lender shall terminate on the Termination Date without giving any effect to such proposed extension, and the Borrower shall on such date pay to the Administrative Agent, for the account of such Lender, the principal amount of, and accrued interest on, such Lender's Loans, together with any amounts payable to such Lender pursuant to subsection
2.19 and any fees or other amounts owing to such Lender under this Agreement; provided that if the Borrower has replaced such Non-Extending Lender pursuant to subsection 2.5(d) below then the provisions of such subsection shall apply. The aggregate U.S. Commitments and/or the aggregate Multicurrency Commitments shall be reduced by the amount of the U.S. Commitment and/or the Multicurrency Commitment, as the case may be, of such Non-Extending Lender to the extent the U.S. Commitment and/or the Multicurrency Commitment, as the case may be, of such Non-Extending Lender has not been transferred to one or more Continuing Lenders pursuant to subsection 2.5(d) below.

            (d) A Non-Extending Lender shall be obligated, at the request of the Borrower and subject to payment by the Borrower to the Administrative Agent for the account of such Non-Extending Lender of the principal amount of, and accrued interest on, such Lender's Loans, together with any amounts payable to such Lender pursuant to subsection 2.19 and any fees or other amounts owing to such Lender under this Agreement, to transfer without recourse, representation or warranty (other than good title to its Loans) to such Non-Extending Lender, at any time prior to the Termination Date applicable to such Non-Extending Lender, all of its rights and obligations hereunder to another financial institution or group of financial institutions nominated by the Borrower and willing to participate in the facility in the place of such Non-Extending Lender; provided that, if such transferee is not a Lender, such transferee(s) satisfies all the requirements of this Agreement and the Administrative Agent shall have consented to such transfer, which consent shall not be unreasonably withheld. Each such transferee shall become a Continuing Lender hereunder in replacement of the Non-Extending Lender, with the Termination Date applicable to such Continuing Lender's Commitments being the Extended Termination Date, and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement. Simultaneously with such transfer, each such transferee shall execute and deliver to the Administrative Agent a written agreement assuming all obligations of the Lenders set forth in this Agreement, which agreement shall be reasonably satisfactory in form and substance to the Administrative Agent.

            (e) If the Termination Date shall have been extended in respect of the Continuing Lenders in accordance with subsection 2.5(a), any notice of borrowing pursuant to subsection 2.1(b), 2.2(b) or 2.3 specifying a Borrowing Date occurring after the Termination Date applicable to a Non-Extending Lender or requesting an Interest Period extending beyond such date (a) shall have no effect in respect of such Non-Extending Lender and (b) shall not specify a requested aggregate principal amount exceeding the Aggregate Available U.S. Commitment and/or the Aggregate Available Multicurrency Commitment (calculated on the basis of the U.S. Commitments and/or the Multicurrency Commitments, as the case may be, of the Continuing Lenders).

            2.6 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the U.S. Commitments and/or the Multicurrency Commitments when no Loans or Letters of Credit are than outstanding or, from time to time, to reduce the unutilized portion of the U.S. Commitments and/or the Multicurrency Commitments. Any such reduction shall be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof, or the Dollar Equivalent thereof (or, if the unutilized portion of the U.S. Commitments and/or the Multicurrency Commitments is less than $10,000,000 or the Dollar Equivalent thereof, such lesser amount), and shall reduce permanently the U.S. Commitments and/or the Multicurrency Commitments, as the case may be then in effect.

            2.7 Prepayments. (a) The Borrower may, at any time and from time to time, prepay the U.S. Revolving Credit Loans, in whole or in part, without premium or penalty (but subject to the provisions of subsection 2.19), upon: at least two Business Days' irrevocable notice to the Administrative Agent specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Rate Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each U.S. Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a multiple of $1,000,000 in excess thereof.

            (b) Unless any Swing Line Lender otherwise agrees in its sole discretion, the Borrower shall prepay all Swing Line Loans then outstanding simultaneously with each Borrowing of U.S. Revolving Credit Loans and may prepay (without premium or penalty) any Swing Line Loans then outstanding upon one Business Day's notice.

            (c) The Borrower may at any time and from time to time prepay, without premium or penalty (but subject to the provisions of subsection 2.19), the Multicurrency Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative

Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount of which the Dollar Equivalent is at least $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or such lesser amount equal to the Dollar Equivalent of all Multicurrency Loans in any Available Foreign Currency then outstanding).

            (d) If, at any time during the Commitment Period, for any reason (i) the Aggregate Total Outstandings of all Lenders exceed the Aggregate U.S. Commitments then in effect by more than 5% for five consecutive Business Days, or (ii) the Aggregate R/C Outstandings of any Lender exceeds the U.S. Commitment of such Lender then in effect by more than 5% for five consecutive Business Days, then the Borrower shall, upon the request of the Administrative Agent, (i) immediately prepay the Swing Line Loans and the U.S. Revolving Credit Loans and/or (ii) immediately prepay the Multicurrency Loans, in an aggregate principal amount at least sufficient to reduce any such excess to 0%.

            (e) Each prepayment of Loans pursuant to this subsection 2.7 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under subsection 2.19 in connection with such prepayment.

            (f) Notwithstanding the foregoing, mandatory prepayments of U.S. Revolving Credit Loans or Multicurrency Loans that would otherwise be required pursuant to this subsection 2.7 solely as a result of fluctuations in Spot Exchange Rates from time to time shall only be required to be made pursuant to this subsection 2.7 on the last Business Day of each month on the basis of the Spot Exchange Rate in effect on such Business Day.

            2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Revolving Credit Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election; provided that any such conversion of Eurodollar Revolving Credit Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Revolving Credit Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Revolving Credit Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Revolving Credit Loans and ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Revolving Credit Loan when any Event of Default has occurred and is continuing and (ii) no Loan may be converted into a Eurodollar Revolving Credit Loan after the date that is one month prior to the Termination Date.

            (b) Any Eurodollar Revolving Credit Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Revolving Credit Loans; provided that no Eurodollar Revolving Credit Loan may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, or if such continuation is not permitted pursuant to the preceding proviso, such Eurodollar Revolving Credit Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

            (c) Any Multicurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Multicurrency Loans, provided, that if the Borrower shall fail to (i) give any required notice as described above in this paragraph or to (ii) provide at least 3 Business Days' notice that such Loans will be repaid at the end of such Interest Period, such Multicurrency Loans shall automatically be continued for an Interest Period of one month.

            2.9 Minimum Amounts of Tranches. All borrowings, conversions and continuations of U.S. Revolving Credit Loans and Multicurrency Loans (other than Competitive Bid Loans and Revolving Credit Loans into which Swing Line Loans were converted) hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Eurodollar Rate Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) the aggregate principal amount of the Multicurrency Loans comprising each Tranche shall be in an amount of which the Dollar Equivalent is at least $10,000,000 (determined at the time of borrowing or continuation), provided that Multicurrency Loans in any Tranche which were in such minimum amount at the times of borrowing may be continued as such at less than such minimum amount if such reduction is solely a result of currency fluctuations, and (iii) there shall not be more than 20 Tranches at any one time outstanding.

            2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to each Lender (i) on the Termination Date (or such earlier date as the Loans become due and payable pursuant to Section 8 or subsection 2.7), the unpaid principal amount of each Loan made by such Lender and (ii) on the last day of the applicable Interest Period, the unpaid principal amount of each Competitive Loan made by such Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of such Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.11. Except as otherwise specified in this Agreement, amounts owing hereunder on account of principal and interest on Loans shall be paid in the currency in which such Loan was borrowed and amounts owing hereunder on account of fees shall be paid in Dollars.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this subsection 2.10 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

            (e) If, on any date on which the U.S. Lenders are obligated to make the Loans referred to in subsection 2.4(b)(ii) or purchase participating interests pursuant to subsection 2.4(b)(iii), the aggregate amount of such Loans or participating interests, as the case may be, is less than the amount of the related Swing Line Loans which are being refunded or in which participating interests are being purchased, as the case may be, because changes in currency exchange rates shall cause one or more of the U.S. Lenders to not have an Available U.S. Commitment, the Borrower shall on any such date repay such related Swing Line Loans by the amount of such difference.

            2.11 Interest Rates and Payment Dates. (a) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.

            (b) The Loans comprising each Eurodollar Rate Borrowing shall bear interest at a rate per annum equal to (i) in the case of each Eurodollar Revolving Credit Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) in the case of each Eurodollar Rate Competitive Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus (or minus, as the case may be) the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to subsection 2.3.

            (c) Each Euro Cost of Funds Loan, Sterling Cost of Funds Loan and Alternate Swing Line Foreign Currency Loan shall bear interest at a rate per annum equal to the Cost of Funds for such Loan plus the Applicable Margin.

            (d) Each Multicurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

            (e) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to subsection 2.3.

            (f) Subject to the provisions of the following sentence, interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (h) of this subsection 2.11 shall be payable from time to time on demand. The amount of interest on U.S. Revolving Credit Loans and Multicurrency Loans to be paid on any Interest Payment Date shall be the amount which would be due and payable if the Utilization for the period for which such interest is paid was less than 33%. On the first Business Day following the last day of each fiscal quarter of the Borrower and on the Termination Date (or, if earlier, on the date upon which both the Commitments are terminated and the Loans are paid in full), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an additional amount of interest equal to the difference (if any) between (i) the amount of interest which would have been payable during such fiscal quarter (or, in the case of the payment due on the Termination Date, the portion thereof ending on such date) after giving effect to the actual Utilization during such period and
(ii) the amount of interest which actually was paid during such period.

            (g) The "Applicable Margin" with respect to each Type of Eurodollar Revolving Credit Loan and each Multicurrency Loan at any date and with respect to each Euro Cost of Funds Loan, Sterling Cost of Funds Loan and Alternate Swing Line Foreign Currency Loan shall be the applicable percentage amount set forth in the table below based upon the Utilization and Status on such date:

                                                 Level I     Level II    Level III  Level IV    Level V
                                                 Status       Status      Status     Status     Status
                                                 ------       ------      ------     ------     ------
If Utilization is less than 33%:

   Eurodollar Rate Loans                          0.275%      0.375%      0.700%     1.050%      1.200%
   Euro Cost of Funds Loans                       0.275%      0.375%      0.700%     1.050%      1.200%
   Sterling Cost of Funds Loans                   0.275%      0.375%      0.700%     1.050%      1.200%
   Alternate Swing Line Foreign
     Currency Cost of Funds Loans                 0.275%      0.375%      0.700%     1.050%      1.200%
   ABR Loans                                          0%          0%          0%         0%          0%
   Multicurrency Loans                            0.275%      0.375%      0.700%     1.050%      1.200%

If Utilization is equal to or
  greater than 33% but less
  than 66%:

   Eurodollar Rate Loans                          0.400%      0.500%      0.825%     1.050%      1.200%
   Euro Cost of Funds Loans                       0.400%      0.500%      0.825%     1.050%      1.200%
   Sterling Cost of Funds Loans                   0.400%      0.500%      0.825%     1.050%      1.200%
   Alternate Swing Line Foreign
     Currency Cost of Funds Loans                 0.400%      0.500%      0.825%     1.050%      1.200%
   ABR Loans                                          0%          0%          0%         0%          0%
   Multicurrency Loans                            0.400%      0.500%      0.825%     1.050%      1.200%

                                                 Level I     Level II    Level III  Level IV    Level V
                                                 Status       Status      Status     Status     Status
                                                 ------       ------      ------     ------     ------
If Utilization is equal to or greater
  than 66%:

   Eurodollar Rate Loans                          0.525%      0.625%      0.950%     1.050%      1.200%
   Euro Cost of Funds Loans                       0.525%      0.625%      0.950%     1.050%      1.200%
   Sterling Cost of Funds Loans                   0.525%      0.625%      0.950%     1.050%      1.200%
   Alternate Swing Line Foreign
     Currency Cost of Funds Loans                 0.525%      0.625%      0.950%     1.050%      1.200%
   ABR Loans                                          0%          0%          0%         0%          0%
   Multicurrency Loans                            0.525%      0.625%      0.950%     1.050%      1.200%

            (h) If all or a portion of (i) the principal amount of any Loan,
(ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.11 plus 2% or (y) in the case of overdue interest, facility fee or other amount, the rate described in paragraph (a) of this subsection 2.11 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). For purposes of this Agreement, principal shall be "overdue" only if not paid in accordance with the provisions of subsection 2.10.

            2.12 Facility Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, a facility fee in Dollars at the rate per annum equal to (a) for each day that the Borrower has Level I Status, 0.100% of the aggregate Commitments on such day, (b) for each day that the Borrower has Level II Status, 0.125% of the aggregate Commitments, (c) for each day that the Borrower has Level III Status, 0.175% of the aggregate Commitments,
(d) for each day that the Borrower has Level IV Status, 0.200% of the aggregate Commitments and (e) for each day that the Borrower has Level V Status, 0.300% of the aggregate Commitments. On the first Business Day following the last day of each fiscal quarter of the Borrower and on the Termination Date (or, if earlier, on the date upon which both the Commitments are terminated and the Loans are paid in full), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the portion of such facility fee which accrued during the fiscal quarter most recently ended (or, in the case of the payment due on the Termination Date, the portion thereof ending on such date). Such facility fee shall be based upon the aggregate Commitments of the Lenders from time to time, regardless of the Utilization from time to time thereunder.

            2.13 Computation of Interest and Fees. (a) Interest on all Loans shall be computed on the basis of the actual number of days elapsed over a year of 360 days, except that interest on ABR Loans which are determined by reference to the Prime Rate shall be computed over a year of 365 or 366 days as appropriate (in each case including the first day but excluding the last day). Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. All fees shall be computed on the basis of a year composed of twelve 30-day months. At any time and from time to time upon request of the Borrower, (i) the Administrative Agent shall deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate applicable to U.S. Revolving Credit Loans and/or the Multicurrency Loans pursuant to this Agreement and (ii) the relevant Swing Line Lender shall deliver to the Borrower a statement showing the quotations used by such Swing Line Lender in determining any interest rate applicable to Swing Line Loans made by such Swing Line Lender pursuant to this Agreement. Each change in the Applicable Margin applicable to Loans or the Facility Fee as a result of a change in the Borrower's Status shall become effective on the date upon which such change in Status occurs.

            (b) If any Reference Lender shall for any reason no longer have a Commitment, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result thereof, there shall only be one Reference Lender remaining, the Borrower and the Administrative Agent (after consultation with the Lenders) shall, by notice to the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

            (c) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.14, be determined on the basis of the quotations of the remaining Reference Lenders.

            2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have reasonably determined (which reasonable determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurocurrency Rate, as the case may be, for such Interest Period, or

            (b) the Administrative Agent has received notice from (i) the Majority U.S. Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such U.S. Lenders of making or maintaining their Eurodollar Rate Loans or (ii) the Majority Multicurrency Lenders that the Eurocurrency Rate determined (or to be determined) for such Interest Period will not adequately and fairly reflect the cost to such Multicurrency Lenders of making or maintaining their Multicurrency Loans, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate or the Eurocurrency Rate, as the case may be, can be determined by the Administrative Agent in the manner specified in the definitions of such terms in subsection 1.1, no further Eurodollar Rate Loans or, as the case may be, Multicurrency Loans (with respect to the Available Foreign Currency for which the Eurocurrency Rate cannot be determined only) shall be continued as such at the end of the then current Interest Periods or (other than any

Eurodollar Rate Loans or Multicurrency Loans previously requested and with respect to which the Eurodollar Rate or Eurocurrency Rate, as the case may be, was determined) shall be made, nor shall the Borrower have the right to convert ABR Loans into Eurodollar Rate Loans.

            2.15 Pro Rata Treatment and Payments. (a) (i) Except as provided in subsection 2.1(c), each borrowing of U.S. Revolving Credit Loans by the Borrower from the U.S. Lenders hereunder shall be made pro rata according to the Funding Commitment Percentages of the U.S. Lenders in effect on the date of such borrowing. Each payment by the Borrower on account of any facility fee hereunder shall be allocated by the Administrative Agent among the U.S. Lenders in accordance with the respective amounts which such U.S. Lenders are entitled to receive pursuant to subsection 2.12. Any reduction of the U.S. Commitments of the U.S. Lenders shall be allocated by the Administrative Agent among the U.S. Lenders pro rata according to the U.S. Commitment Percentages of the U.S. Lenders. Except as provided in subsection 2.1(c), 2.7 or 2.20, each payment (other than any optional prepayment) by the Borrower on account of principal of and interest on the U.S. Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each U.S. Lender. Each optional prepayment by the Borrower on account of principal of or interest on the U.S. Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof. Each payment by the Borrower on account of principal of and interest on any Borrowing of Competitive Loans shall be made pro rata among the Lenders participating in such Borrowing according to the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment by the Borrower on account of principal of or interest on the Swing Line Loans shall be made pro rata according to the respective outstanding principal amounts of the Swing Line Loans then held by the Swing Line Lenders. All payments (including prepayments) to be made by the Borrower hereunder (other than with respect to Multicurrency Loans), whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 2:00 p.m., New York City time, or, in the case of Euro Cost of Funds Loans and Sterling Cost of Funds Loans, 2:00 p.m., London time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Notwithstanding the foregoing, the failure by the Borrower to make a payment (or prepayment) prior to 12:00 Noon, New York City time or 2:00 p.m. London time, as the case may be, on the due date thereof shall not constitute a Default or Event of Default if such payment is made on such due date; provided, however, that any payment (or prepayment) made after such time on such due date shall be deemed made on the next Business Day for the purposes of interest and reimbursement calculations. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received.

            (ii) Each borrowing of Multicurrency Loans by the Borrower shall be made, and any reduction of the Multicurrency Commitments shall be allocated by the Administrative Agent, pro rata according to the Multicurrency Commitment Percentages of the Multicurrency Lenders. Except as provided in subsection 2.7(d), each payment (including each prepayment) by the Borrower on account of principal of and interest on Multicurrency Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Multicurrency Loans then due and owing by the Borrower to each Multicurrency Lender. Except as otherwise provided in this Agreement, all payments (including prepayments) to be made by the Borrower hereunder in respect of Multicurrency Loans, whether on account of

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                                                                              36

principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made at or before the payment time for the currency of such Multicurrency Loan set forth in the Administrative Schedule, on the due date thereof to the Administrative Agent, for the account of the Multicurrency Lenders, at the payment office for the currency of such Multicurrency Loan set forth in the Administrative Schedule, in the currency of such Multicurrency Loan and in immediately available funds. The Administrative Agent shall distribute such payments to the Multicurrency Lenders entitled to receive the same promptly upon receipt in like funds as received.

            (iii) If any payment hereunder (other than payments on the Eurodollar Rate Loans, the Euro Cost of Funds Loans, the Sterling Cost of Funds Loans, the Alternate Swing Line Currency Cost of Funds Loans and the Multicurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Rate Loan, a Euro Cost of Funds Loan, a Sterling Cost of Funds Loan or a Multicurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

            (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the deadline for funding a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to (i) in the case of a borrowing of U.S. Revolving Credit Loans, the daily average Federal Funds Effective Rate and (ii) in the case of a borrowing of Multicurrency Loans, the interest rate reasonably determined by the Administrative Agent to reflect its cost of funds for the amount advanced by the Administrative Agent on behalf of such Lender, (in each such case) for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.15 shall be conclusive in the absence of manifest error. If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount with interest thereon at (x) the Federal Funds Effective Rate (in the case of a borrowing of U.S. Revolving Credit Loans) and (y) the Administrative Agent's reasonable estimate of its average daily cost of funds plus the Applicable Margin applicable to Multicurrency Loans (in case of a borrowing of Multicurrency Loans), on demand, from the Borrower.

            2.16 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, Multicurrency

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                                                                              37

Loans, Euro Cost of Funds Loans, Sterling Cost of Funds Loans or Alternate Swing Line Currency Cost of Funds Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Administrative Agent and the Borrower describing the relevant provisions of such Requirement of Law (and, if the Borrower shall so request, provide the Borrower with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which (a) the commitment of such Lender hereunder to make Eurodollar Rate Loans, Multicurrency Loans, Euro Cost of Funds Loans or Sterling Cost of Funds Loans, continue Eurodollar Rate Loans, Multicurrency Loans, Euro Cost of Funds Loans or Sterling Cost of Funds Loans as such and convert ABR Loans to Eurodollar Rate Loans shall forthwith be canceled, (b) such Lender's Loans then outstanding as Eurodollar Rate Loans (including, without limitation, such Lender's Eurodollar Rate Competitive Loans in the case of clause (ii), if any, shall be converted automatically to ABR Loans (i) on the respective last days of the then current Interest Periods with respect to such Loans or (ii) within such earlier period as required by law, (c) such Lender's Multicurrency Loans shall be prepaid on the last day of the then current Interest Period with respect thereto or such earlier period as required by law and (d) such Lender's Loans then outstanding as Euro Cost of Funds Loans and Sterling Cost of Funds Loans shall, at the Borrower's option, either be due and payable in full or shall be converted into Dollars at the Spot Exchange Rate and shall be deemed to be made as a Swing Line Loan denominated in Dollars. If any such conversion or repayment of a Eurodollar Rate Loan, Multicurrency Loan, a Euro Cost of Funds Loan or a Sterling Cost of Funds Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.19.

            2.17 Increased Costs. (a) If (i) there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loans or Letters of Credit or (ii) any reduction in any amount receivable in respect thereof, and such increased cost or reduced amount receivable is due to either:

            (x) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof; or

            (y) the compliance with any guideline or request made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law),

then (subject to the provisions of subsection 2.20) the Borrower shall from time to time, upon demand by such Lender pay such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduced amount receivable.

            (b) If any Lender shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 paper of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or (ii) the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy affecting such Lender, or (iii) any change arising after the date hereof in the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or

(iv) compliance by such Lender (or any lending office of such Lender), or any holding company for such Lender which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of any such holding company as a direct consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then (subject to the provisions of subsection 2.19) from time to time such Lender may request the Borrower to pay to such Lender such additional amounts as will compensate such Lender or any such holding company for any such reduction suffered, net of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement. Any certificate as to such amounts which is delivered pursuant to subsection 2.20(a) shall, in addition to any items required by subsection 2.20(a), include the calculation of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided that in no event shall any Lender be obligated to pay or refund any amounts to the Borrower on account of such savings.

            (c) In the event that any Governmental Authority shall impose any Eurocurrency Liabilities which increase the cost to any Lender of making or maintaining Eurodollar Rate Loans or Multicurrency Loans, then (subject to the provisions of subsection 2.20) the Borrower shall thereafter pay in respect of the Eurodollar Rate Loans or Multicurrency Loans, as the case may be, of such Lender a rate of interest based upon (i) for Eurodollar Rate Loans, the Eurodollar Reserve Rate (rather than the Eurodollar Rate) and (ii) for Multicurrency Loans, the Eurocurrency Reserve Rate (rather than the Eurocurrency
Rate). From and after the delivery to the Borrower of the certificate required by subsection 2.20(a), all references contained in this Agreement to the (i) Eurodollar Rate shall be deemed to be references to the Eurodollar Reserve Rate with respect to each such affected Lender and (ii) the Eurocurrency Rate shall be deemed to be references to the Eurocurrency Reserve Rate with respect to each such affected Lender.

            2.18 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon net income imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this subsection 2.18. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 2.18 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

            (b) Each Lender that is not organized under the laws of the United States of America or a state thereof shall:

            (i) deliver to each of the Borrower and the Administrative Agent a duly completed copy of United States Internal Revenue Service Form W-8BEN, W-8EXP or W-8ECI, or successor applicable form, as the case may be, with respect to payments under this Agreement;

            (ii) deliver to each of the Borrower and the Administrative Agent a further copy of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

            (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form W-8BEN, W-8EXP or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8BEN or W-8EXP, that it is entitled to an exemption from United States backup withholding tax. Each Person not incorporated under the laws of the United States of America or a state thereof that is an Assignee shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 2.18.

            2.19 Indemnity. Subject to the provisions of subsection 2.20(a), the Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of any Loan hereunder after the Borrower has given a notice requesting the same in accordance with the provisions of this

Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Rate Loans, Multicurrency Loans, Euro Cost of Funds Loans or Sterling Cost of Funds Loans on a day which is not the last day of an Interest Period with respect thereto or
(d) the making of a prepayment of Fixed Rate Loans at any time. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding the Applicable Margin or Margin included therein) over
(ii) the amount of interest (as determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

            2.20 Notice of Amounts Payable; Relocation of Lending Office; Mandatory Assignment. (a) In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to subsection 2.16, 2.17, 2.18(a) or 2.19, then it shall promptly notify the Borrower thereof and, as soon as possible thereafter, such Lender shall submit to the Borrower a certificate indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Borrower hereunder; provided, however, that the failure of the Borrower to pay any amount owing to any Lender pursuant to subsection 2.16, 2.17, 2.18(a) or
2.19 shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that the Borrower is contesting in good faith its obligation to pay such amount by ongoing discussions diligently pursued with such Lender or by appropriate proceedings.

            (b) If a Lender claims any additional amounts payable pursuant to subsection 2.16, 2.17 or 2.18(a), it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts, including changing the jurisdiction of its applicable lending office, provided that the taking of any such action would not, in the reasonable judgment of the Lender, be disadvantageous to such Lender.

            (c) In the event that any Lender delivers to the Borrower a certificate in accordance with subsection 2.20(a) (other than a certificate as to amounts payable pursuant to subsection 2.19), or the Borrower is required to pay any additional amounts or other payments in accordance with subsection 2.16,
2.17 or 2.18(a) or any Lender fails to make its share of any Borrowing available in accordance with the terms hereof, the Borrower may, at its own expense and in its sole discretion, (i) require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with subsection 10.6), all or part of its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans) to another Person (provided that the Borrower, with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be an Assignee with respect to thereto) which shall assume such assigned obligations (which Assignee may be another Lender, if such assignee Lender accepts such assignment) or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding

Loans (other than Competitive Loans) of such Lender; provided that (x) the Borrower or the Assignee, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans (other than Competitive Loans) made by it hereunder and (subject to subsection 2.19) all other amounts owed to it hereunder and (y) such assignment or termination of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any court or Governmental Authority.

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other U.S. Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") in Dollars for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue, increase or extend (each, for purposes of Section 3, an "issuance") any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Aggregate Available U.S. Commitments would be less than zero or the Aggregate Total Outstandings of all the Lenders would exceed the Aggregate U.S. Commitments. Letters of Credit may be either standby letters of credit or commercial letters of credit. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above), provided, however, that any Letter of Credit which is a commercial letter of credit shall expire no later than 360 days after its date of issuance.

            (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective addresses for notices specified herein (or to such other address provided by such Issuing Lender) an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the U.S. Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

            3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to (i) the Applicable Margin then in effect with respect to Eurodollar Rate Loans times (ii) the average daily undrawn face amount of all such Letters of Credit, shared ratably among the U.S. Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee at a rate to be agreed upon between the Borrower and the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

            (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary reasonable costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under or amending any Letter of Credit or normal and customary reasonable costs and expenses as are incurred or charged by the Issuing Lender in otherwise administering any Letter of Credit.

            3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's U.S. Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's U.S. Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of

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                                                                              43

the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender not later than the next Business Day following each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other reasonable costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts were paid by the Issuing Lender (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in subsection 2.11(h).

            3.6 Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (subject to the immediately succeeding sentence), or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and

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                                                                              44

amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

            4.1 Financial Condition. The Borrower has heretofore furnished to each Lender a copy of the audited consolidated financial statements of the Borrower for the fiscal years ended December 31, 2002 and December 31, 2003 and unaudited consolidated financial statements of the Borrower for the quarterly period ended March 31, 2004 . Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of, and for the fiscal years and fiscal quarters ended on, such dates in accordance with GAAP (subject, in the case of such quarterly statements, to normal year-end audit adjustments). Other than as disclosed in the Borrower's 10-K dated January 28, 2004 or in the Confidential Information Memorandum, between December 31, 2003 and the Closing Date, there has been no development or event which has had a Material Adverse Effect.

            4.2 Corporate Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            4.3 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the Applications and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the Applications. No consent or authorization of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Applications. This Agreement has been, and each Application will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Application when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.4 No Legal Bar; No Default. The execution, delivery and performance of this Agreement, the Applications, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except to the extent that all such violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.5 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues as of the Closing Date (a) with respect to this Agreement or any of the actions contemplated hereby, or (b) which involves a probable risk of an adverse decision which would materially restrict the ability of the Borrower to comply with its obligations under this Agreement.

            4.6 Federal Regulations. No part of the proceeds of any Loans will be used for "buying," "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

            4.7 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            4.8 ERISA. The Borrower is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            4.9 No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of such Borrower to the Administrative Agent or any Lender pursuant to subsection 4.1 or subsection 6.1(a) contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, except to the extent that the facts (whether misstated or omitted) do not result in a Material Adverse Effect. No report, financial statement or other written information furnished by or on behalf of the Borrower for inclusion in the Confidential Information Memorandum contained as of the Closing Date any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the facts (whether misstated or omitted) do not result in a Material Adverse Effect. Any forward-looking information contained in the

Confidential Information Memorandum is based upon good faith judgment believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such information may differ from the projected results set forth therein by a material amount.

            4.10 Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            4.11 Subsidiaries. The Subsidiaries listed on Schedule 4.11 constitute all the Subsidiaries of the Borrower on the date hereof which are "significant subsidiaries" within the meaning of Regulation S-X of the U.S. Securities and Exchange Commission (other than as set forth in such schedule).

            4.12 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for its general corporate purposes including, without limitation, to support its issuance of commercial paper and for transactions with its Subsidiaries.

                        SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Effectiveness. This Agreement, and the obligations of the Lenders to make extensions of credit hereunder, shall become effective on the date on which the following conditions precedent are satisfied (and the Administrative Agent shall notify the Borrower and each Lender promptly after the receipt of the documents and funds described in paragraphs (a) through (d) and (f) below):

            (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered (including, without limitation, by way of a telecopied signature page) by a duly authorized officer of the Borrower and, subject to the provisions of subsection 10.9, each Lender.

            (b) Secretary's Certificate. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, in form and substance satisfactory to the Administrative Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of the Borrower executing this Agreement (with the President or a Vice President of the Borrower attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true, complete and correct copy of each of the certificate of incorporation and by-laws of the Borrower or a statement that there have been no changes since those previously delivered in connection with the Original Closing Date, (iii) have attached to it a true and correct copy of the resolutions of the Board of Directors of the Borrower or a duly authorized committee thereof or a duly authorized officer thereof, which resolutions shall authorize the execution, delivery and performance of this Agreement and the borrowings by the Borrower hereunder and (iv) certify

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                                                                              47

that, as of the date of such certificate (which shall not be earlier than the date hereof), none of such certificate of incorporation, by-laws or resolutions shall have been amended, supplemented, modified, revoked or rescinded.

            (c) Fees. All fees payable by the Borrower to J.P. Morgan Securities Inc., Citigroup Global Markets Inc., the Administrative Agent or any Lender on the Closing Date and all expenses payable under subsection 10.5 for which invoices have been received before the Closing Date shall have been paid.

            (d) Legal Opinions. The Administrative Agent shall have received,
(i) the executed legal opinion of Sean Corcoran, Esq., Assistant General Counsel
- Commercial & Transactional of the Borrower, substantially in the form of Exhibit F-1, (ii) the executed legal opinion of Heller Ehrman White & Mcauliffe LLP, New York counsel to the Borrower, substantially in the form of Exhibit F-2, and (iii) the executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, substantially in the form of Exhibit F-3. The Borrower hereby instructs the counsel referenced in clause (i) to deliver its opinion for the benefit of the Administrative Agent and each of the Lenders.

            (e) No Material Adverse Effect. As of the Closing Date, other than as disclosed in the Borrower's 10-K dated January 28, 2004 or in the Confidential Information Memorandum, since December 31, 2003, no development or event shall have occurred that has had a Material Adverse Effect.

            (f) 364-Day Facility. The Administrative Agent shall have received satisfactory evidence that the Borrower has executed and delivered definitive financing documentation with respect to a new 364-day revolving credit facility replacing the Existing 364-Day Facility, and such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent.

            5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit and any Competitive Loan to be made by it) is subject to the satisfaction of the following conditions:

            (a) Notice of Borrowing. The Administrative Agent shall have received a notice of borrowing, as required by subsection 2.2 or 2.3, as the case may be or, in the case of a Letter of Credit, an Application as required by subsection 3.2.

            (b) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date.

            (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

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                                                                              48

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan or Letter of Credit that the conditions contained in this subsection 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, or any amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:

            6.1 Financial Statements. Furnish to each Lender:

            (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; and

            (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year;

all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            6.2 Certificates; Other Information. Furnish to:

            (a) each Lender, concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Financial Officer (i) stating that, to the best of such Officer's knowledge, (A) such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal year-end audit adjustments) and (B) during such period the Borrower has performed all of its covenants and other agreements contained in this Agreement to be performed by it, and that no Default or Event of Default has occurred, except as specified in such certificate, and (ii) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the provisions of subsection 7.1 on the date of such financial statements;

            (b) each Lender, within 15 days after the same become public, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (c) the Administrative Agent, within ten Business Days after the occurrence thereof, written notice of any change in Status; provided that the failure to provide such notice

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                                                                              49

shall not delay or otherwise affect any change in the Applicable Margin or other amount payable hereunder which is to occur upon a change in Status pursuant to the terms of this Agreement; and

            (d) the Administrative Agent, promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request and that is reasonably related to such Lender's credit analysis of the Borrower and which request does not impose an unreasonable burden on the Borrower to satisfy.

            6.3 Notices. Promptly give notice to the Administrative Agent and each Lender of (a) the occurrence of any Default or Event of Default, accompanied by a statement of a Financial Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto and (b) so long as the Borrower is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any affiliate thereof that could reasonably be expected to result in a Material Adverse Effect and (ii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

            6.4 Conduct of Business and Maintenance of Existence. (a) Continue to engage in its principal line of business as now conducted by it, (b) preserve, renew and keep in full force and effect its corporate existence and
(c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its principal line of business, except, in any such case, as otherwise permitted pursuant to subsection 7.5 or to the extent that failure to do so would not have a Material Adverse Effect.

            6.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

            6.6 Environmental Laws. Except as could not in the aggregate reasonably be expected to result in a Material Adverse Effect:

            (a) comply with all applicable Environmental Laws, and obtain and comply with and maintain any and all permits, licenses or other approvals required by applicable Environmental Laws; and

            (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                         SECTION 7. NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder:

            7.1 Consolidated Leverage Ratio. The Borrower shall not, directly or indirectly, permit the Consolidated Leverage Ratio to exceed 3.25 to 1.0 at the end of any fiscal quarter.

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                                                                              50

            7.2 Indebtedness. The Borrower shall not, directly or indirectly, permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness or any guarantee of Indebtedness (other than Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and other than Permitted Receivables Financings), except Indebtedness and guarantees in an aggregate principal amount at any one time outstanding, which when combined with (but without duplication) (i) the aggregate outstanding principal amount of obligations secured by a Lien upon any of the property or revenues of the Borrower or any of its Subsidiaries at such time (other than Liens securing Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and other than Liens securing Permitted Receivables Financings) and (ii) the aggregate amount of Sale-Leasebacks consummated since the Original Closing Date and which are outstanding on the relevant date of determination (other than Sale-Leasebacks to the extent the proceeds thereof are used to refinance any Sale-Leaseback which was in existence on the Original Closing Date and other than Intercompany Sale-Leasebacks), shall not exceed 15% of Consolidated Total Assets as reflected in the most recent annual audited consolidated financial statements of the Borrower delivered pursuant to subsection 6.1(a).

            7.3 Liens. The Borrower shall not nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired (other than Liens securing Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and other than Liens securing Permitted Receivables Financings), except Liens at any one time outstanding with respect to which the aggregate outstanding principal amount of the obligations secured thereby, which when combined with (but without duplication) (i) the aggregate principal amount of Indebtedness and guarantees of Indebtedness of any Subsidiary outstanding at such time (other than Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and other than Permitted Receivables Financings) and (ii) the aggregate amount of Sale-Leasebacks consummated since the Original Closing Date and which are outstanding on the relevant date of determination (other than Sale-Leasebacks to the extent the proceeds thereof are used to refinance any Sale-Leaseback which was in existence on the Original Closing Date and other than Intercompany Sale-Leasebacks), shall not exceed 15% of Consolidated Total Assets as reflected in the most recent annual audited consolidated financial statements of the Borrower delivered pursuant to subsection 6.1(a).

            7.4 Sale-Leasebacks. The Borrower shall not nor shall it permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of any property owned by the Borrower or any Subsidiary (except for Intercompany Sale-Leasebacks), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person ("Sale-Leasebacks"), except for Sale-Leasebacks consummated since the Original Closing Date and which are outstanding on the relevant date of determination (other than Sale-Leasebacks to the extent the proceeds thereof are used to refinance any Sale-Leaseback which was in existence on the Original Closing Date) in an aggregate amount, which when combined with (but without duplication) (i) the aggregate outstanding principal amount of obligations secured by a Lien upon any of the property or revenues of the Borrower or any of its Subsidiaries at the time of entering into any such Sale-Leaseback (other than Liens securing Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary and other than Liens securing Permitted Receivables Financings) and (ii) the aggregate principal amount of Indebtedness and guarantees of Indebtedness of any Subsidiary outstanding at such time (other than Indebtedness of any Subsidiary to the Borrower

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                                                                              51

or to any other Subsidiary and other than Permitted Receivables Financings), shall not exceed 15% of Consolidated Total Assets as reflected in the most recent annual audited consolidated financial statements of the Borrower delivered pursuant to subsection 6.1(a).

            7.5 Merger, Consolidation, etc. The Borrower shall not, directly or indirectly, merge or consolidate with any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or sell or convey all or substantially all of its assets to any Person unless, in the case of mergers and consolidations, (a) the Borrower shall be the continuing corporation and (b) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.

                          SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall (i) fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof or
(ii) fail to pay any interest on any Loan or any Reimbursement Obligation or any other amount which is payable hereunder and (in the case of this clause (ii) only) such failure shall continue unremedied for more than five Business Days after written notice thereof has been given to the Borrower by the Administrative Agent or the Majority Lenders; or

            (b) Any representation or warranty made or deemed made by the Borrower in Section 4 or any certified statement furnished pursuant to subsection 6.2(b) shall prove to have been incorrect on or as of the date made or deemed made or certified if the facts or circumstances incorrectly represented or certified result in a Material Adverse Effect; or

            (c) The Borrower shall default in the observance of the agreement contained in subsection 6.3(a) or subsection 6.4(a) or (b) or Section 7; or

            (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a), (b) and (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Majority Lenders; or

            (e) The Borrower or any Significant Subsidiary shall default in any payment of $50,000,000 or more of principal of or interest on any Indebtedness or in the payment of $50,000,000 or more on account of any guarantee in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created; or

            (f) Any event or condition occurs that results in any Indebtedness or any guarantee of Indebtedness of the Borrower or any of its Significant Subsidiaries of an aggregate principal amount of $50,000,000 or more becoming due in full or payable in full prior to the scheduled maturity of such Indebtedness or guarantee or that requires the prepayment, repurchase, redemption or defeasance thereof in full, prior to the scheduled maturity of such Indebtedness or guarantee (other than pursuant to any voluntary prepayments, customary due-on-sale clause or any provision requiring prepayment of such Indebtedness based on excess cash flow, permitted asset sales or permitted debt or equity issuances, in each case contained in the terms of such Indebtedness); provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

            (g) (i) The Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

            (h) One or more judgments or decrees shall (i) be entered against the Borrower, (ii) not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof and (iii) involve a liability (not paid or fully covered by insurance) of either (A) $40,000,000 or more, in the case of any single judgment or decree or (B) $100,000,000 or more in the aggregate, in the case of all such judgments and decrees; or

            (i) The Borrower or any of its Significant Subsidiaries shall default in the performance of any of its obligations under, or otherwise fail to observe or perform any covenant, condition or agreement contained in, any of the Material Agreements, to the extent the consequences of any such default or failure could reasonably be expected to result in a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the within security interest in such cash collateral account.

                      SECTION 9. THE ADMINISTRATIVE AGENT

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints JPMCB as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes JPMCB, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees or affiliates shall be (i) liable for any action lawfully taken or

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                                                                              54

omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Borrower to perform its obligations hereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders (or, to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder other than a Default or Event of Default under Section 8(a) unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly notify the Borrower (unless the Borrower shall have delivered such notice to the Administrative Agent) and then give notice thereof to the Lenders (provided that the failure to notify the Borrower shall not impair any of the rights of the Administrative Agent and the Lenders with respect to the events and circumstances specified in such notice). The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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                                                                              55

            9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The U.S. Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective U.S. Commitment Percentages in effect on the date on which indemnification is sought under this subsection 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their U.S. Commitment Percentages immediately prior to such date of payment in full), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this subsection 9.7 from any payment made by it to such Lender hereunder and shall provide notice of such calculation to such Lender. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the

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                                                                              56

Administrative Agent hereunder. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 90 days' notice to the Lenders and the Borrower and following the appointment of a successor Administrative Agent in accordance with the provisions of this subsection 9.9. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders willing to serve as Administrative Agent a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder. If no successor agent has accepted appointment as Administrative Agent by the date that is 90 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            9.10 Syndication Agent and Documentation Agents. Neither of the Syndication Agent nor the Documentation Agents shall have any duties or responsibilities hereunder in their capacities as such.

                           SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. (a) Neither this Agreement, nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (i) enter into with the Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder or (ii) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) reduce the principal amount of any Loan or L/C Obligation, or reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment or amend, modify or waive any provision of subsection 2.15 or 10.7, in each case without the consent of

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                                                                              57

each Lender directly affected thereby, or (B) amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, or reduce the percentage specified in the definition of "Majority U.S. Lenders" without the written consent of all the U.S. Lenders, or the percentage specified in the definition of "Majority Multicurrency Lenders" without the written consent of all the Multicurrency Lenders, or (C) amend, modify or waive any provision of Section 9 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent without the written consent of the then Administrative Agent, or (D) amend, modify or waive any provision of subsection 2.4 without the written consent of the Swing Line Lenders at such time; or (E) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the obligations owing hereunder. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            (b) In addition to amendments effected pursuant to the foregoing paragraph (a), Schedule III may be amended as follows:

            (i) (A) to change administrative information contained therein (other than any interest rate definition, funding time, payment time or notice time contained therein) or (B) to add Available Foreign Currencies (and related interest rate definitions and administrative information) with the approval of the Majority Multicurrency Lenders, in each case, upon execution and delivery by the Borrower and the Administrative Agent of a written amendment providing for such amendment;

            (ii) to conform any funding time, payment time or notice time contained therein to then-prevailing market practices, upon execution and delivery by the Borrower and the Administrative Agent of a written amendment providing for such amendment; and

            (iii) to change any interest rate definition contained therein, upon execution and delivery by the Borrower, all the Multicurrency Lenders and the Administrative Agent of a written amendment providing for such amendment.

            (c) The Administrative Agent shall give prompt notice to each U.S. Lender of any amendment effected pursuant to subsection 10.1(b).

            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or four days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other

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                                                                              58

address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

      The Borrower:                Delphi Corporation
                                   5725 Delphi Drive
                                   Troy, Michigan 48098
                                   Attention: Treasurer
                                   Facsimile: (248) 813-2590
                                   Telephone: (248) 813-2592

      The Administrative Agent:    with respect to Loans denominated in Dollars
                                   and other matters:

                                   JPMorgan Chase Bank
                                   Loan Agency Services Group
                                   1111 Fannin
                                   10th Floor
                                   Houston, TX 77002
                                   Attention: Glenn Hector
                                   Facsimile: 713-750-2938
                                   Telephone: 713-750-7910

                                   and in the case of and with respect to Loans denominated in Available Foreign Currencies and Swing Line Loans denominated in Euro, Sterling or any Alternate Swing Line Foreign
                                   Currency:

                                   JPMorgan Chase Bank
                                   Trinity Tower
                                   9 Thomas Moore Street
                                   London, EY91T
                                   Attention: Caroline Walsh
                                   Facsimile: 011-44-20-7-777-2360
                                   Telephone: 011-44-20-7-777-2350

      with a copy to:              JP Morgan Chase Bank
                                   270 Park Avenue
                                   47th Floor
                                   New York, New York 10017
                                   Attention: Richard Duker
                                   Facsimile: (212) 270-5127
                                   Telephone: (212) 270-3057

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.1(b), 2.2(b), 2.3, 2.4, 2.5, 2.6, 2.7,
2.8 and 3.2 shall not be effective until received.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or

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                                                                              59

privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, disbursements and other reasonable charges of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses reasonably incurred in connection with the enforcement of any rights under this Agreement, including, without limitation, the reasonable fees, disbursements and other reasonable charges of counsel to the Administrative Agent and to the several Lenders (other than those incurred in connection with the compliance by the relevant Lender with the provisions of subsection 2.20(a)), and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Borrower in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, their affiliates, and their respective directors, officers, employees, advisors and agents (each, an "indemnified person") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever (it being understood that this shall not include the fees and disbursements of counsel to any of the Lenders (other than JPMCB) in connection with (i) their review of this Agreement prior to the Closing Date or (ii) prior to the occurrence of a Default or an Event of Default, any amendment or waiver to this Agreement or any assignment to another Lender pursuant to the terms hereof) with respect to the execution, delivery, enforcement, performance and administration of this Agreement (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified person or any of its affiliates, directors, officers, employees, advisers or agents. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may

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                                                                              60

not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection (and any attempted assignment or transfer by a Lender without the consent of the Borrower or the Administrative Agent, if such consent is required by this subsection, shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this subsection) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

            (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to (x) a Lender or an affiliate of a Lender unless such assignment would result in increased costs to the Borrower or,
      (y) if an Event of Default under clause (a) or (g) of Section 8 has occurred and is continuing, any other Assignee;

            (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment;

            (C) the Issuing Lender, provided that no consent of the Issuing Lender shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment; and

            (D) in the case of an assignment of all or a portion of a Commitment or any Lender's obligation in respect of its Swing Line Commitment, the Swing Line Lenders, provided that no consent of the Swing Line Lenders shall be required for an assignment to a Lender or an affiliate of a Lender.

            (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender or an affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and, in the case of a partial assignment by a Lender the amount of the Commitment of the assigning Lender after giving effect thereto may not be less than $5,000,000, unless, in either case, each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld), provided that no such consent of the Borrower shall be required if an Event of Default under clause (a) or (g) of
      Section 8 has occurred and is continuing;

            (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that (i) this clause shall not apply to rights in respect of outstanding Competitive Loans and (ii) with the consent of the Borrower and the Administrative Agent (such consent not to be unreasonably withheld), a Lender may assign portions of its U.S. Commitment without assigning a proportionate share of its Multicurrency Commitment if either (x) such proportionate share of such Multicurrency Commitment shall be assumed by another Lender or (y) if the Borrower so agrees, such proportionate share of such Multicurrency Commitment shall be terminated;

            (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

            (D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this subsection, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.17, 2.18, 2.19 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection provided that it otherwise satisfies the requirements of such paragraph.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations therein recorded, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide a copy of the Register to the Borrower on a monthly basis.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph
(b) of this subsection, the Administrative Agent shall accept

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                                                                              62

such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lenders, in the ordinary course of business and in accordance with applicable law, sell participating interests to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall, for all purposes of this Agreement, remain the holder of any obligation owing to it hereunder, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(D) such Lender shall have given prior written notice to the Borrower of the identity of such Participant. In no event shall any Participant have any right, and each agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right, to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (A) of the proviso to subsection 10.1(a) that directly affects such Lender or in clause (B) of the proviso to subsection 10.1(a). Subject to paragraph (c)(ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection.

            (ii) A Participant shall not be entitled to receive any greater payment under subsection 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is not organized under the laws of the United States of America or a state thereof shall not be entitled to the benefits of subsection 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with subsection 2.18(b) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and the other paragraphs of this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or otherwise permit such pledgee or assignee to exercise the rights of a Lender hereunder.

            (e) The Borrower authorizes each Lender to disclose to any prospective Participant, any Participant, any prospective assignee (each, a "Transferee") or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge, or other derivative transaction relating to the parties' obligations hereunder (each, a "Counterparty") any and all financial information in such Lender's possession concerning the Borrower and its affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to all Lenders by or on behalf of the Borrower in connection with their respective credit evaluations of the Borrower and its affiliates prior to becoming a party to this Agreement; provided that (i) such Transferee or Counterparty has executed and delivered to the Borrower a written confidentiality agreement substantially in the form of that which has been executed and delivered by each Lender prior to the date hereof and (ii) in the case of any information other than that contained in the Confidential Information Memorandum, the Borrower has been informed of the identity of such Transferee or Counterparty and has consented to the disclosure of such information thereto. Nothing contained in this subsection 10.6(e) shall be deemed to prohibit the delivery to any Transferee or Counterparty of any financial information which is otherwise publicly available.

            10.7 Adjustments. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(g), or otherwise), such that it has received aggregate payments or collateral on account of its Loans or the Reimbursement Obligations owing to it in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans which are then due and payable, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest (unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest).

            10.8 Loan Conversion/Participations. (a) On the Conversion Date, if the ratio (expressed as a percentage) of (i) the aggregate amount of the Dollar Equivalent (determined on the basis of the Spot Exchange Rates as of such date) of the Multicurrency Loans, the U.S. Revolving Credit Loans and the Swing Line Participation Amounts of the Multicurrency Lenders plus the Dollar Equivalent (determined on the basis of the Spot Exchange Rates as of such date) of the L/C Obligations owed to the Multicurrency Lenders to (ii) the aggregate amount of the Dollar Equivalent (determined on the basis of the Spot Exchange Rates as of such date) of the Multicurrency Loans, the U.S. Revolving Credit Loans and the Swing Line Participation Amounts of all Lenders plus the L/C Obligations owed to all the Lenders exceeds the U.S. Commitment Percentage of all Multicurrency Lenders (immediately prior to the termination of the Commitment), then the excess amount (the "Excess Loans") shall be subject to the following adjustments;

            (A) To the extent that on the Conversion Date any Multicurrency Lender has any U.S. Revolving Credit Loans outstanding or has any Swing Line Participation Amounts denominated in Dollars, each Non-Multicurrency Lender severally

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                                                                              64

      unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Multicurrency Lenders' U.S. Revolving Credit Loans then outstanding and Swing Line Participation Amounts denominated in Dollars in an amount as may be necessary to cause each Lender's interest in the aggregate amount of all Loans (other than the Competitive Bid Loans, if any) and L/C Obligations after giving effect to the purchase contemplated by this clause (A) to be equal to its U.S. Commitment Percentage (immediately before the termination of the Commitments) or as near thereto as practicable; provided that the aggregate amount purchased by all Non-Multicurrency Lenders shall not exceed the lesser of (1) the Excess Loans and (2) the total aggregate amount of all L/C Obligations owed to Multicurrency Lenders plus all Multicurrency Lenders' U.S. Revolving Credit Loans and Swing Line Participation Amounts denominated in Dollars.

            (B) To the extent that there remain any Excess Loans not purchased by the Non-Multicurrency Lenders pursuant to the preceding clause (A) (the "Loans to be Converted") and to the extent not otherwise prohibited by a Requirement of Law, all Loans to be Converted shall be converted into Dollars (calculated on the basis of the relevant Spot Exchange Rates as of the Conversion Date) ("Converted Loans"), and each Non-Multicurrency Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Loans in such amounts as may be necessary to cause each Lender's interest in the aggregate amount of all Loans (other than the Competitive Bid Loans, if any) after giving effect to the purchase contemplated by this clause (B) to be equal to its U.S. Commitment Percentage (immediately before the termination of the Commitments).

            (C) Each U.S. Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding clauses (A) and (B). All Converted Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans.

            (D) If, for any reason, the Loans to be Converted, may not be converted into Dollars in the manner contemplated by paragraph (a) of this subsection 10.8, (i) the Administrative Agent shall determine the Dollar Equivalent of the Loans to be Converted, (calculated on the basis of the Spot Exchange Rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to paragraph (a) of this subsection 10.8), (ii) effective on such Conversion Date, each Non-Multicurrency Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Loans to be Converted, in an amount equal to the amount it would have purchased pursuant to clause (B) of paragraph (a) above. Each Non-Multicurrency Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount(s) of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each relevant Lender in the amount(s) provided for in the preceding sentence.

            (b) If any Non-Excluded Taxes are required to be withheld from any amounts payable by a Lender (the "First Lender") to another Lender (the "Other Lender") in connection with its participating interest in any Converted Loan, the Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Other Lender receiving such payments from the First Lender but only to the extent the Borrower would have been required under subsection 2.18 to pay such increased amounts if the Borrower had made such payments with respect to the participating interest directly to the Other Lender; provided, however, that the Borrower shall not be required to pay any such amounts to the Other Lender that is not organized under the laws of the United States of America or a state thereof if such Other Lender fails to comply with the requirements of paragraph (b) of subsection 2.18.

            (c) Each Non-Multicurrency Lender's obligation to purchase participating interests pursuant to subsection 10.8(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against any Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (C) any adverse change in the condition (financial or otherwise) of the Borrower; (D) any breach of this Agreement by the Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (d) The Borrower consents to the purchases set forth in paragraphs
(a) and (b) of this subsection.

            10.9 Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            (b) By its signature hereto, each Lender hereby agrees that this Agreement shall become effective immediately upon (i) the execution and delivery on June 18, 2004 by the Borrower and the Administrative Agent of this Agreement and (ii) the satisfaction of the conditions set forth in paragraphs (b), (c),
(d), (e) and (f) of subsection 5.1. In the event that this Agreement has not been duly executed and delivered by each Person listed on the signature pages hereto (other than the Borrower and the Administrative Agent, with respect to which the execution and delivery of this Agreement shall be a condition precedent to its effectiveness) on or before the date upon which this Agreement becomes effective in accordance with the immediately preceding sentence, this Agreement shall nevertheless become effective with respect to those Persons who have executed and delivered it on or before such effective date and those Persons who have not executed and delivered it (such Persons, the "Non-Executing Banks") shall be deemed not to be Lenders hereunder.

            (c) On the date of effectiveness of this Agreement, the Borrower may (after consultation with the Administrative Agent) designate one or more Lenders (the "Designated Lenders") to assume the Commitments which would have been held by the Non-Executing Banks and, if the Designated Lenders agree to assume such Commitments, (i) Schedules I and II shall be deemed to be amended to reflect such increase in the U.S. Commitment and/or the Multicurrency Commitment of each Designated Lender and the omission of each Non-Executing Bank as a Lender hereunder and (ii) the U.S. Commitment and/or the Multicurrency Commitment of each Designated Lender shall be deemed to be such increased amount for all purposes hereunder.

            (d) Notwithstanding anything to the contrary contained herein, (i) neither the U.S. Commitment nor the Multicurrency Commitment of a Lender shall be increased (without the prior written consent of such Lender) as a result of the failure of any other Person to execute and deliver this Agreement or otherwise and (ii) in no event shall the aggregate Commitments of all Lenders exceed $1,500,000,000.

            10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.12 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.13 Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection, to any Participant in, or any prospective assignee of or prospective Participant in, any of its rights or obligations under this Agreement, or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge, or other derivative transaction relating to the parties' obligations hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this subsection or (ii) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this subsection shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            10.14 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                    [Rest of page left intentionally blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         DELPHI CORPORATION

                                         By: ___________________________________
                                             Name:
                                             Title:

                                             Address: 5725 Delphi Drive
                                                      Troy, Michigan 48098
                                             Taxpayer I.D. No:

                                         JPMORGAN CHASE BANK, as
                                           Administrative Agent and as a Lender

                                         By: ___________________________________
                                             Name:
                                             Title:

                                       CITIBANK, N.A., as Syndication Agent and
                                         as a Lender

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BARCLAYS BANK PLC, as Documentation Agent
                                         and as a Lender

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       DEUTSCHE BANK SECURITIES INC., as
                                         Documentation Agent and as a Lender

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       HSBC BANK USA, as Documentation Agent and
                                         as a Lender

                                       By: _____________________________________
                                           Name:
                                           Title:

                                             Signature page for the 5-Year
                                             Second Amended and Restated
                                             Competitive Advance and Revolving
                                             Credit Facility, dated as of June
                                             18, 2004 among Delphi Corporation
                                             and the lenders party thereto

                                       _________________________________________
                                       [Name of Lender]

                                       By: _____________________________________
                                           Name:
                                           Title: